UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934
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Alexza Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
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ALEXZA PHARMACEUTICALS, INC.
2091 Stierlin Court
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 28, 2011

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Alexza”), will be held on July 28, 2011, at 11:30 A.M. local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043 for the following purposes:

1. To elect the nine nominees for director named herein, each to serve until the 2012 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Thomas B. King	J. Leighton Read, M.D.
Hal V. Barron, M.D., F.A.C.C.	Gordon Ringold, Ph.D.
Andrew L. Busser	Isaac Stein
Samuel D. Colella	Joseph L. Turner
Deepika R. Pakianathan, Ph.D.

2. To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares from 105,000,000 to 205,000,000 and to increase the total number of authorized shares of common stock from 100,000,000 to 200,000,000;

3. To approve an amendment to the Company’s 2005 Equity Incentive Plan to increase the share reserve by 7,500,000 shares of common stock;

4. To approve an amendment to the Company’s 2005 Employee Stock Purchase Plan to, among other things, modify the annual automatic increase in shares reserved for the plan to an amount equal to the least of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (ii) 750,000 shares of common stock and (iii) an amount determined by the Board of Directors;

5. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

6. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers;

7. To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011; and

8. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 15, 2011 as the record date for identifying those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that day may vote at the annual meeting or any adjournment thereof. In accordance with Delaware law, for ten days prior to the annual meeting of stockholders, a list of stockholders will be available for inspection in the office of the Corporate Secretary, Alexza Pharmaceuticals, Inc., 2091 Stierlin Court, Mountain View, California 94043. The list of stockholders will also be available at the annual meeting.

By Order of the Board of Directors

August J. Moretti
Senior Vice President, Chief Financial Officer,
General Counsel, and Secretary

Mountain View, California
June [  ], 2011

Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, Alexza has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on June 15, 2011 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. Alexza expects to mail the Notice of Internet Availability of Proxy Materials on or about June 17, 2011.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the annual meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

ALEXZA PHARMACEUTICALS, INC.
2091 Stierlin Court
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
JULY 28, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the annual meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

We intend to mail the Notice of Internet Availability on or about June 17, 2011 to all stockholders of record entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Why am I being provided access to these materials?

We have provided you access to these proxy materials because the Board of Directors of Alexza Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Alexza”) is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply vote, as instructed below and in the Notice of Internet Availability, via the Internet or the telephone. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card to submit your vote by mail.

How do I attend the annual meeting?

The meeting will be held on Thursday, July 28, 2011, at 11:30 A.M. local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043. Directions to the annual meeting may be found at www.alexza.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June 15, 2011 will be entitled to vote at the annual meeting. On this June 15, 2011, there were [          ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 15, 2011 your shares were registered directly in your name with the Company’s transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote, as instructed below and in the Notice of Internet Availability, via the Internet or the telephone, as promptly as possible to ensure your vote is counted. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card to submit your vote by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 15, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are seven matters scheduled for a vote, as well as such other business as may properly come before the meeting or any adjournment thereof:

•	Election of nine directors;

•	Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares from 105,000,000 to 205,000,000 and to increase the total number of authorized shares of common stock from 100,000,000 to 200,000,000;

•	Approval of an amendment to the Company’s 2005 Equity Incentive Plan to increase the share reserve by 7,500,000 shares of common stock;

•	Approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan to, among other things, modify the annual automatic increase in shares reserved for the plan to an amount equal to the least of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (ii) 750,000 shares of common stock and (iii) an amount determined by the Board of Directors;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and

•	Ratification of the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2011.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the determination of the frequency of holding an advisory vote on executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy on the Internet, vote by proxy over the telephone, or vote by proxy via the mail. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	In Person: To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	Internet: To vote on the Internet, go to www.proxyvoting/alxa.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern time, on July 27, 2011 to be counted.

•	Telephone: To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time, on July 27, 2011 to be counted.

•	Mail: To vote by mail, you must request a paper proxy card by following the instructions on the Notice of Internet Availability. Once you receive the paper proxy card, complete, sign and date the proxy card where indicated and return it promptly in the prepaid envelope that will be included with the paper proxy card. If we receive your signed proxy card before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability and voting instructions from that organization rather than from the Company. You may vote by proxy by following the instructions from your broker, bank or other agent included with the Notice of Internet Availability. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 15, 2011.

What if I submit a proxy via the Internet, by telephone or by mail but do not make specific choices?

If you submit a proxy via the Internet, by telephone or by mail without making voting selections, your shares will be voted “For” the election of all nine nominees for director, “Three Years” for the frequency of holding an advisory vote on executive compensation, and “For” for all other proposals. If any other matter is properly presented at the annual meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2091 Stierlin Court, Mountain View, CA 94043.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 18, 2012, to Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so not later than the close of business on April 29, 2012 nor earlier than the close of business on March 30, 2012.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposal Nos. 2, 3, 4, 5 and 7 and will have the same effect as “Against” votes. For Proposal No. 6, abstentions and broker non-votes have no effect and will not be counted towards the vote total. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal No. 2. For Proposal No. 2, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of directors, the nine nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares from 105,000,000 to 205,000,000 and to increase the total number of authorized shares of common stock from 100,000,000 to 200,000,000, must receive “For” votes from the holders, either in person or by proxy, of a majority of the outstanding shares. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 3, the approval of an amendment to the 2005 Equity Incentive Plan to increase the share reserve by 7,500,000 shares of common stock, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, the approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan to, among other things, modify the annual automatic increase in shares reserved for the plan to an amount equal to the least of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (ii) 750,000 shares of common stock and (iii) an amount determined by the Board of Directors, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For Proposal No. 5, an advisory approval of the compensation of the Company’s named executive officers, the proposal must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy to be considered to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For Proposal No. 6, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 7, the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2011, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the June 15, 2011, the record date, there were [          ] shares outstanding and entitled to vote. Thus, the holders of at least [          ] shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALEXZA SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, stockholders will elect members of the Company’s Board of Directors (the “Board”) to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. There are nine nominees for election this year. Each such nominee is currently a director of the Company, and each such nominee, except Mr. Turner, was previously elected by the stockholders.

Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If properly submitted, shares represented by proxy will be voted for the election of the nine nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Current Directors and Nominees

The names of the nominees and certain information about them, including their ages as of June 15, 2011, are set forth below:

		Position Held with		Director
Name of Nominee	Age	Company	Committees	Since

Thomas B. King	56	Director, President and Chief Executive Officer	Finance (Chair)	2003
Hal V. Barron, M.D., F.A.C.C.	48	Director	Compensation	2007
Andrew L. Busser	42	Director	Finance	2009
Samuel D. Colella	71	Director	Compensation (Chair), Corporate Governance and Nominating, Finance	2002
Deepika R. Pakianathan, Ph.D.	46	Director	Compensation, Finance	2004
J. Leighton Read, M.D.	60	Director	Audit and Ethics	2004
Gordon Ringold, Ph.D.	60	Director	Compensation	2001
Isaac Stein	64	Director (Lead)	Audit and Ethics, Corporate Governance and Nominating (Chair), Finance	2001
Joseph L. Turner	59	Director	Audit and Ethics (Chair)	2010

Thomas B. King has served as our President, Chief Executive Officer and a member of our Board since June 2003. From September 2002 to April 2003, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Cognetix, Inc., a biopharmaceutical development company. From January 1994 to February 2001, Mr. King held various senior executive positions at Anesta Corporation, a publicly-traded pharmaceutical company, including President and Chief Executive Officer from January 1997 to October 2000, and was a member of the board of directors until it was acquired by Cephalon, Inc., a publicly-traded biopharmaceutical company. Mr. King is a member of the board of directors of Achaogen, Inc., a privately-held biotechnology company. The Board believes that Mr. King’s position as the Company’s Chief Executive Officer and his prior experience as chief executive officer at similar companies, including a publicly-traded company, enables him to contribute to the Board his extensive knowledge of the Company and its industry and provide Board continuity. Mr. King received an M.B.A. from the University of Kansas and a B.A. in chemistry from McPherson College.

Hal V. Barron, M.D., F.A.C.C. has served as a member of our Board since December 2007. In April 2009, Dr. Barron became Executive Vice President of Genentech, Inc. and Chief Medical Officer of F. Hoffman-La Roche, Ltd., a pharmaceutical company, following La Roche, Ltd.’s acquisition of Genentech, Inc. Previously, starting in December 2003, Dr. Barron served as Senior Vice President of Development at Genentech, Inc. and as Chief Medical Officer since March 2004. Dr. Barron joined Genentech, Inc. in 1996 as a clinical scientist and in 2002 he was promoted to Vice President of Medical Affairs. Dr. Barron’s academic positions include Associate Adjunct Professor of Epidemiology and Biostatistics and Associate Clinical Professor of Medicine/Cardiology at the University of California, San Francisco. The Board believes that Dr. Barron’s experience as chief medical officer, vice president and clinical scientist of a large, publicly-traded pharmaceutical company gives him relevant industry experience, and his tenure with Genentech, Inc. in a variety of positions has provided him with the knowledge of the multiple stages of development of pharmaceutical companies and the challenges the Company will face at each stage. Dr. Barron received his B.S. in physics from Washington University in St. Louis, his M.D. from Yale University and completed his training in medicine and cardiology at the University of California, San Francisco.

Andrew L. Busser has served as a member of our Board since September 2009. Mr. Busser is currently a Partner, Managing Member and Co-Founder of Symphony Capital LLC, an investment firm, and a Managing Member of Symphony. Prior to founding Symphony Capital LLC in 2002, Mr. Busser co-founded Wilkerson Partners LLC, a management consulting firm, in 2000. From 1997 to 2000, Mr. Busser served as a management consultant with The Wilkerson Group / IBM Healthcare Consulting. From 1993 to 1997, Mr. Busser was in sales and marketing management at The DuPont Merck Pharmaceutical Co., focusing on cardiovascular and neurology markets. The Board believes that Mr. Busser’s strong background in management consulting and the pharmaceutical industry offers a unique perspective to assist the Company. Mr. Busser received an A.B. in history from Colgate University.

Samuel D. Colella has served as a member of our Board since September 2002. In 1999, Mr. Colella co-founded Versant Ventures, a venture capital firm, and has served as a managing director since its formation. Mr. Colella has served as general partner of Institutional Venture Partners, a venture capital firm, since 1984. Mr. Colella is a member of the board of directors of Genomic Health, Inc., a publicly-traded molecular diagnostics company, Jazz Pharmaceuticals, Inc., a publicly-traded pharmaceutical medicine company, and various private companies. From 1997 to 2007, Mr. Colella also served as a director of Solta Medical f/k/a Thermage, Inc., a publicly-traded aesthetic medical company, and Symyx Technologies, Inc., a publicly-traded software and scientific database company. The Board believes that Mr. Colella’s past service as a director of multiple publicly-traded companies gives him relevant experience with the issues that publicly-traded companies face, and his tenure with the Company provides continuity and experience that is important to assist the functioning of the Board. Mr. Colella received an M.B.A. from Stanford University and a B.S. in business and engineering from the University of Pittsburgh.

Deepika R. Pakianathan, Ph.D. has served as a member of our Board since November 2004. Since 2001, Dr. Pakianathan has served as a managing member at Delphi Ventures, a venture capital firm focusing on healthcare investments. From 1998 to 2001, Dr. Pakianathan was a senior biotechnology banker at JPMorgan. Prior to joining JPMorgan, Dr. Pakianathan was a research analyst at Genesis Merchant Group, a private investment partnership, from 1997 to 1998 and a post-doctoral scientist at Genentech, Inc. from 1993 to 1997. Dr. Pakianathan is a director of various private healthcare companies. The Board believes that Dr. Pakianathan’s experience overseeing multiple healthcare companies as a director and prior work as a biotechnology investment banker provide knowledge related to the Company’s industry sector to aid in overseeing the business development and strategy of the Company. Dr. Pakianathan received a Ph.D. in immunology and an M.S. in biology from Wake Forest University, and an M.Sc. in biophysics and a B.Sc from the University of Bombay.

J. Leighton Read, M.D. has served as a member of our Board since November 2004. From 2001 until 2007, Dr. Read served as a Managing Member in four funds at Alloy Ventures, where he continues as a Venture Partner. Dr. Read founded Aviron, a biopharmaceutical company, and served as its Chairman and Chief Executive Officer until 1999 and as a director until its acquisition by MedImmune, LLC, in 2002. In 1989, Dr. Read co-founded Affymax NV, a biopharmaceutical company. Dr. Read is a member of the board of directors of various private companies. Dr. Read has received several awards for co-inventing the technology underlying the Affymetrix GeneChip. The Board believes that Dr. Read’s background in founding multiple biopharmaceutical companies brings experience to assist the Company in guiding it through the processes of drug development and commercialization. Dr. Read has received several awards for co-inventing the technology underlying the Affymetrix GeneChip® Dr. Read received an M.D. from the University of Texas Health Science Center at San Antonio and completed his training in internal medicine at Duke University and the Peter Bent Brigham Hospital, a B.S. in psychology and biology from Rice University.

Gordon Ringold, Ph.D. has served as a member of our Board since June 2001. Since March 2000, Dr. Ringold has served as Chairman and Chief Executive Officer of Alavita, Inc., a biotechnology company. From March 1995 to February 2000, Dr. Ringold served as Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Dr. Ringold is also a member of the board of directors of Maxygen, Inc., a publicly-traded biopharmaceutical company, and 3V Bio-Pharma, a privately-held biotechnology company, and was a member of the board of directors of Oxonica plc, a publicly-traded nanotechnology company, from 2005 to 2009. The Board believes that Dr. Ringold’s experience as both chief executive officer and director of multiple biotechnology and biopharmaceutical companies, as well as his work with technologies to advance drug discovery are important to the Company in its long-term goals to commercialize multiple products in connection with the Staccato system. Dr. Ringold received a Ph.D. in microbiology from University of California, San Francisco, in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz.

Isaac Stein has served as a member of our Board since June 2001. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc., a private investment firm. He is also the emeritus Chairman of the Board of Trustees of Stanford University and is the Chairman of the board of directors of Maxygen, Inc., a biopharmaceutical company. Mr. Stein is also a director of American Balanced Fund, Inc., International Growth and Income Fund, Inc., and The Income Fund of America, Inc. (part of the American Funds family of mutual funds). The Board believes that Mr. Stein’s tenure as a director of the Company provides continuity and experience that is important in his role as lead director. Mr. Stein also contributes relevant industry experience through his position as the chair of Maxygen’s board of directors and financial experience through his work with investment funds. Mr. Stein received an M.B.A. and J.D. from Stanford University and a B.A. in mathematical economics from Colgate University.

Joseph L. Turner has served as a member of our Board since July 2010. Mr. Turner currently serves on the Board of Directors and Audit Committee of QLT Inc., a publicly-traded pharmaceutical company, and serves on the Board of Directors and is the chair of the Audit Committee of Corcept Therapeutics, Inc., a publicly-traded pharmaceutical company, and Sequel Pharmaceuticals, Inc. and Kythera Biopharmaceuticals, Inc., both privately-held pharmaceutical companies. In 2008, Mr. Turner served as a director and member of the Audit Committee of SGX. Mr. Turner served as Chief Financial Officer at Myogen, Inc., a publicly-traded biopharmaceutical company, which he joined in 1999 and served until it was acquired by Gilead Sciences in 2006. Previously, Mr. Turner was Chief Financial Officer at Centaur Pharmaceuticals, Inc. and served as Chief Financial Officer and Vice President, Finance and Administration at Cortech, Inc. Since 2009, Mr. Turner has also served on the Board of Managers of Swarthmore College and in June 2010, he was appointed to its Finance Committee, Academic Affairs Committee and Student Affairs Committee. The Board believes that Mr. Turner’s background in finance and his experience in the biopharmaceutical industry make him well suited to aid the Company. Mr. Turner has an M.B.A. from the University of North Carolina at Chapel Hill, an M.A. in molecular biology from the University of Colorado, and a B.A. in chemistry from Swarthmore College.

Required Vote

The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Barron, Mr. Colella, Mr. Frazier, Dr. Pakianathan, Dr. Read, Dr. Ringold, Mr. Stein, and Mr. Turner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board has a lead independent director, Mr. Stein, who fulfills the duties and possesses the powers of the Board Chair when such position has not been appointed. In such capacity, Mr. Stein has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors and to set meeting agendas. Accordingly, the lead independent director has substantial ability to shape the work of the Board when fulfilling the duties of the Board Chair. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair enhances the effectiveness of the Board.

Role of the Board in Risk Oversight

One of the Board’s functions is informed oversight of the Company’s risk management processes. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board’s Audit and Ethics Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit and Ethics Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function. The Board’s Corporate Governance and Nominating Committee monitors the effectiveness of the Company’s corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Board’s Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. The Board’s Finance Committee, formed in May 2010, monitors risks associated with, and has the authority to approve, any and all strategies, plans, policies and actions related to adjustment to the Company’s capital structure, financing arrangements, whether in the form of equity, debt or derivative securities. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met 10 times during 2010 and acted by unanimous written consent four times. All directors, except Dr. Barron, attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served during the portion of the fiscal year for which they were directors or committee members, respectively. Dr. Barron attended seven of the 10 Board meetings and three of the four Compensation Committee meetings in 2010. Mr. Turner attended all Board and all Audit and Ethics Committee meetings held after his appointment in July 2010.

As required under applicable Nasdaq listing standards, in fiscal 2010, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. The lead independent director presided over such sessions.

Information Regarding Committees of the Board of Directors

Standing committees of the Board include an Audit and Ethics Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit and Ethics Committee

The Audit and Ethics Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. Specifically, the Audit and Ethics Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm; (ii) reviews, prior to publication, the Company’s annual financial statements with management and the Company’s independent registered public accounting firm; (iii) reviews with the Company’s independent registered public accounting firm the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (vi) reviews the scope of other auditing services to be performed by the independent registered public accounting firm; (vii) reviews the independence and effectiveness of the Company’s independent registered public accounting firm and their significant relationships with the Company; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit and Ethics Committee charter on an annual basis; (x) reviews with management and the Company’s independent registered public accounting firm quarterly financial results, and the results of any significant matters identified as a result of the independent registered public accounting firm’s review procedures, prior to filing any Form 10-Q; (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit and Ethics Committee deems appropriate; and (xii) reviews management’s efforts to monitor compliance with the Company’s code of conduct.

During 2010, the Company’s Audit and Ethics Committee met five times. The Audit and Ethics Committee was comprised of Joseph L. Turner (Chair), J. Leighton Read, M.D. and Isaac Stein. Alan D. Frazier served as Chair of the Audit and Ethics Committee prior to Mr. Turner’s appointment in July 2010. The Audit and Ethics Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Turner is an “audit committee financial expert” as defined under the Exchange Act. The Board has determined that all members of the Audit and Ethics Committee are “independent” as defined under the Exchange Act and the listing standards of Nasdaq.

The Board has adopted an Audit and Ethics Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Report of the Audit and Ethics Committee of the Board of Directors1

The Audit and Ethics Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls.

The Audit and Ethics Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit and Ethics Committee has discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments. Management represented to the Audit and Ethics Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Ethics Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit and Ethics Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the Audit and Ethics Committee has discussed with the independent registered public accounting firm the accountant’s independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence. The Audit and Ethics Committee has received the letter from the independent registered public accounting firm required therein. The Audit and Ethics Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit and Ethics Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit and Ethics Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit and Ethics Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit and Ethics Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Ethics Committee recommended to the Board that, and the Board has approved, the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Board has also approved, subject to stockholder ratification, the Audit and Ethics Committee’s selection of the Company’s independent registered public accounting firm.

AUDIT AND ETHICS COMMITTEE

Joseph L. Turner (Chair)
J. Leighton Read, M.D.
Isaac Stein

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	establishment of corporate goals and objectives relevant to the compensation of the Company’s executive officers, the weighting of corporate and individual performance relating to compensation and evaluation of performance in light of these stated objectives;

•	review and recommendation to the Board for approval of the compensation and other terms of employment or service of the Company’s President and Chief Executive Officer and the other executive officers including all forms of salary paid to executive officers of the Company and the grant of all forms of bonus and stock compensation provided to executive officers of the Company; and

•	administration of the Company’s equity compensation plans and other similar plans and programs.

The Compensation Committee also reviews with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee is appointed by our Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent directors” for purposes of the Nasdaq listing standards. Our Compensation Committee is comprised of Samuel D. Colella (Chair), Hal Barron, M.D., F.A.C.C., Deepika R. Pakianathan, Ph.D. and Gordon Ringold, Ph.D. During 2010, the Company’s Compensation Committee met four times.

The Compensation Committee reviews and recommends to our Board an executive officer compensation program intended to link compensation with our compensation philosophy. The Compensation Committee annually reviews our executive officers’ compensation to determine whether it provides adequate incentives. The Compensation Committee’s most recent review occurred in 2011. The Board has adopted a Compensation Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

For more information about our Compensation Committee and our compensation program, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

Isaac Stein (Chair) and Samuel D. Colella are the current members of the Company’s Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time in 2010. Other members of the Board are invited and often attend such meetings. The Board has determined that all members of the Corporate Governance and Nominating Committee are “independent” as defined under the Exchange Act and the listing standards of Nasdaq.

The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee and reviews the qualifications of candidates for the Board (including those proposed by stockholders) and makes recommendations to the Board on potential Board members (whether created by vacancies or as part of the annual election cycle). The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Company’s annual meeting of stockholders.

In evaluating the suitability of individuals for Board membership or continued Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded pharmaceutical company; the individual’s understanding of the Company’s business; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best achieve success for the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. While the Company does not have a written policy regarding Board diversity, it is one of a number of factors that the Corporate Governance and Nominating Committee takes into account in identifying nominees, and the committee believes it is important that the Board members represent diverse viewpoints, skill sets and backgrounds. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Corporate Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or product commercialization experience) as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

From time to time, the Corporate Governance and Nominating Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as directors must timely submit a written notice to the Corporate Secretary of the Company, whose address is 2091 Stierlin Court, Mountain View, CA 94043. The Company’s Bylaws, as amended (the “Bylaws”), set forth the procedures a stockholder must follow to nominate directors. For a stockholder to nominate a candidate for director at the 2012 Annual Meeting of Stockholders, notice of the nomination must be received by the Company prior to April 29, 2012. The notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. Copies of the Bylaws may be obtained by writing to the Corporate Secretary at the above address.

In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management and considers conflicts of interest involving executive officers or Board members. Stockholders wishing to submit recommendations for our 2011 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee, in care of our Corporate Secretary in accordance with the time limitations, procedures and requirements described in the section entitled “Stockholder Proposals” below.

The Board has adopted a Corporate Governance and Nominating Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Stockholder Communications With the Board

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), any Board committee or any Chair of any such committee by U.S. mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. Such correspondence should be sent c/o Corporate Secretary, Alexza Pharmaceuticals, Inc., 2091 Stierlin Court, Mountain View, CA 94043.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Director Attendance at Annual Meeting

The Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors at annual meetings, the Company generally schedules annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board. Andrew L. Busser, Gordon Ringold, Ph.D. and Isaac Stein of our Board attended the 2010 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2010, members of the Company’s Compensation Committee consisted of Samuel D. Colella (Chair), Hal Barron, M.D., F.A.C.C., Deepika R. Pakianathan, Ph.D. and Gordon Ringold, Ph.D., none of whom is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees. In addition, none of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Conduct

The Company has adopted the Alexza Pharmaceuticals, Inc. Code of Business Conduct for Employees, Executive Officers and Directors (the “Code of Conduct”), which applies to all directors and employees, including executive officers, including, without limitation, the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Conduct is filed as an exhibit on the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and can be found on our website at www.alexza.com.

PROPOSAL NO. 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is requesting stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized number of shares from 105,000,000 to 205,000,000 and authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. A copy of the Certificate of Amendment of the Restated Certificate of Incorporation is appended to this proxy statement as Annex A.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 72,111,808 shares of common stock outstanding on May 31, 2011, the Board has reserved 11,338,283 shares for issuance upon exercise of options and rights granted under the Company’s 2005 Plan, Directors’ Plan and ESPP (each as defined in Proposal No. 3, below), and up to approximately 20,620,984 shares of common stock which may be issued upon exercise of outstanding warrants.

Although at present the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

In December 2005, the Board adopted, and the Company’s stockholders subsequently approved, the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), which is an amendment and restatement of the Company’s 2001 Equity Incentive Plan and the Company’s 2002 Equity Incentive Plan. There were 2,992,287 shares of common stock initially reserved for issuance under the 2005 Plan. In May 2008, the Company’s stockholders approved an increase in the number of shares of common stock authorized for issuance under the 2005 Plan by 1,500,000 shares. Pursuant to the terms of the 2005 Plan the number of shares of common stock available for issuance under the 2005 Plan automatically increased on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2011, and unless otherwise determined by the Board, will automatically increase on January 1st of each year commencing in 2012 and ending on (and including) January 1, 2015, in each case in an amount equal to the least of (i) 2.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (ii) 1,000,000 shares of common stock and (iii) an amount determined by the Board (the “Evergreen Provision”). Pursuant to the Evergreen Provision and the increase in May 2008, as of April 30, 2011 the Company had reserved a total of 8,247,847 shares of common stock for issuance under the 2005 Plan.

As of April 30, 2011, awards (net of canceled, expired or repurchased awards) covering an aggregate of 5,919,716 shares of common stock had been granted under the 2005 Plan. Only 2,328,131 shares of common stock (plus any shares that might in the future be returned to the 2005 Plan as a result of termination or expiration of awards or added to the 2005 Plan pursuant to the Evergreen Provision) remained available for future grant under the 2005 Plan.

Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) requires that any plan under which incentive stock options may be issued states the aggregate number of shares which may be issued under options. This limitation in the Plan is set at 2,992,287 plus the number of shares added to the Plan pursuant to the Evergreen Provision, such that as of April 30, 2011 the total number of shares that could be issued pursuant to incentive stock options under the Plan was 6,747,847.

In May 2011, the Board approved an amendment to the 2005 Plan, subject to stockholder approval, to increase the shares reserved for the 2005 Plan by 7,500,000 shares of common stock and to increase the limitation on the number of shares from the share reserve that can be issued pursuant to incentive stock options to 15,747,847, plus the amount of any increase in the number of shares that may be available for issuance pursuant to the Evergreen Provision. The Board adopted this amendment to ensure that the Company can continue to grant stock options and other stock awards under the 2005 Plan at levels determined appropriate by the Board and the Compensation Committee. The Company believes that its ability to continue to provide employees with attractive equity-based incentives is critical in allowing it to attract and retain qualified individuals. The Company believes the grant of stock options encourages employees to build long-term stockholder value.

If the increase to the authorized shares of the Company’s common stock as presented in Proposal No. 2, above, is not approved, the Company will be unable to issue all of the additional shares of common stock authorized pursuant to this Proposal No. 3 due to limitations imposed by the quantity of the Company’s currently outstanding shares of common stock and shares of common stock previously reserved for issuance.

Stockholders are requested in this Proposal No. 3 to approve the amendment to the 2005 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2011 Annual Meeting of Stockholders will be required to approve the amendment to the 2005 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the 2005 Plan, as amended, is appended to this proxy statement as Annex B.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

2005 Equity Incentive Plan

The essential features of the 2005 Plan, as currently in effect, are outlined below:

General.  The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards, which may be granted to employees, including officers, and to non-employee directors and, on rare occasions, consultants. Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2005 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose.  The Board adopted the 2005 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 102 employees and directors and approximately 20 consultants of the Company and its affiliates are eligible to participate in the 2005 Plan.

Administration.  The Board or an authorized committee, referred to herein as the plan administrator, has the authority to construe and interpret the 2005 Plan and stock awards granted under it as well as to determine:

•	the grant recipients;

•	the grant dates;

•	the number of shares subject to the award;

•	the exercisability and vesting of the award;

•	the exercise price;

•	the type of consideration payable upon exercise; and

•	the other terms of the award.

Subject to the limitations, if any, of applicable law, and stockholder approval when necessary, the plan administrator also has the power to amend the 2005 Plan or a stock award granted under the 2005 Plan, provided however, that the rights under any stock award will not be impaired by any such amendment unless the Company obtains written consent from the affected participant. The plan administrator may also suspend or terminate the 2005 Plan at any time.

Stock Subject to the 2005 Plan.  Pursuant to the terms of the 2005 Plan the number of shares of common stock available for issuance under the 2005 Plan automatically increased on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2011, and unless otherwise determined by the Board, will automatically increase on January 1st of each year commencing in 2012 and ending on (and including) January 1, 2015, in each case in an amount equal to the least of (i) 2.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year (ii) 1,000,000 shares of common stock and (iii) an amount determined by the Board. As of April 30, 2011 the Company had reserved a total of 8,247,847 shares of common stock for issuance under the 2005 Plan.

Stock Awards Granted.  As of April 30, 2011, awards (net of canceled or expired awards) covering an aggregate of 5,919,716 shares of common stock had been granted under the 2005 Plan. Only 2,328,131 shares of common stock (plus any shares that might in the future be added to the 2005 Plan pursuant to the Evergreen Provision remained available for future grant under the 2005 Plan.

Stock Options.  Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2005 Plan and applicable law, provided that the exercise price of an incentive stock option or a nonstatutory stock option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant, unless granted pursuant to an assumption or substitution for another option in connection with a merger or acquisition. As of June [  ], 2011, the closing price of the Company’s common stock as reported on the Nasdaq Global Market was $[     ] per share.

Incentive stock options may be granted only to the Company’s employees. The aggregate fair market value, determined at the time of grant, of shares of the Company’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of the Company’s stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless the following conditions are satisfied: the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the incentive stock option does not exceed five years from the date of grant. If Proposal No. 3 is approved, the aggregate number of shares which may be issued pursuant to incentive stock options will be 15,747,847, plus the amount of any increase in the number of shares that may be available for issuance pursuant to the Evergreen Provision.

Options granted under the 2005 Plan will vest at the rate specified by the plan administrator. Generally, the plan administrator determines the term of stock options granted under the 2005 Plan, up to a term of ten years, except in the case of certain incentive stock options, as described below. If an optionholder’s relationship with the Company, or any of its affiliates, ceases for any reason other than disability or death, the optionholder may exercise any vested options for a period of three months from cessation of service, unless the terms of the stock option agreement provide for a longer or shorter period. If an optionholder’s service relationship with the Company, or any of its affiliates, ceases due to disability, the optionholder may exercise any vested options for a period of 12 months from cessation of service, unless the terms of the stock option agreement provide for a longer or shorter period. If an optionholder’s service relationship with the Company, or any of its affiliates, ceases due to death, or the optionholder dies during the post-termination exercise period for a termination for a reason other than death, the optionholder’s beneficiary (or a person who acquired the right to exercise the option by bequest or inheritance) may exercise any vested options for a period of 18 months following the date of death, unless the terms of the stock option agreement provide for a longer or shorter period. In no event, however, may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include cash, common stock previously owned by the optionholder, a broker assisted cashless exercise, a net exercise of the option and other legal consideration approved by the plan administrator. Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution unless, in the case of nonstatutory stock options, the stock option agreement provides otherwise. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Stock Purchase Awards.  Any stock purchase awards will be granted pursuant to stock purchase award agreements. The purchase price for stock purchase awards must be at least the par value of the Company’s common stock. The purchase price for a stock purchase award may be payable in cash or the recipient’s past services performed for the Company, or may be paid pursuant to a deferred payment or similar arrangement or in any other form of legal consideration. Shares of common stock acquired under a stock purchase award may, but need not, be subject to a share repurchase option in the Company’s favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock purchase award may be transferred only upon the terms and conditions set by the plan administrator.

Stock Bonus Awards.  Any stock bonus awards will be granted pursuant to stock bonus award agreements. A stock bonus award may be granted in consideration for the recipient’s past services performed for the Company or its affiliates or for any other form of legal consideration acceptable to the Board. Shares of common stock acquired under a stock bonus award may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock bonus award may be transferred only upon the terms and conditions set by the plan administrator.

Stock Unit Awards.  Any stock unit awards will be granted pursuant to stock unit award agreements. The plan administrator determines the consideration, if any, to be paid by the recipient at the time of grant. Payment of any purchase price may be made in any form permitted under applicable law; however, we may settle a payment due to a recipient of a stock unit award by cash, by delivery of shares of common stock, or by a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration determined by the plan administrator and set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a stock unit award. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights.  Any stock appreciation rights will be granted pursuant to stock appreciation right agreements. The plan administrator determines the strike price for a stock appreciation right. Upon the exercise of a stock appreciation right, the Company will pay the participant an amount equal to the product of (1) the difference between the per share fair market value of the common stock on the date of exercise and the exercise price and (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2005 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2005 Plan. If a participant’s service relationship with the Company, or any of its affiliates, ceases, then the participant, or his or her beneficiary, may exercise any vested stock appreciation right for three months, or such longer or shorter period specified in the stock appreciation right agreement, after the date the service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance Stock Awards.  The plan administrator may grant a stock award that is granted, vests or may be exercised based upon service conditions, upon the attainment of certain specified goals within a specified period, or both, all as may be determined by the plan administrator in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to performance stock awards shall not exceed the value of 500,000 shares of our common stock.

Other Equity Awards.  The plan administrator may grant other awards based in whole or in part by reference to the Company’s common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with those awards.

Changes to Capital Structure.  In the event that there is a specified type of change in the Company’s capital structure not involving the receipt of consideration by the Company, such as a stock split, the number of shares reserved under the 2005 Plan and the numbers of shares and exercise prices or strike prices, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions.  In the event of certain significant corporate transactions, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity or its parent company. If the surviving or acquiring entity, or its parent company, elects not to assume, continue or substitute for these stock awards, then (1) with respect to any such stock awards that are held by individuals then performing services for the Company or its affiliates, the vesting and exercisability provisions of the stock awards will be accelerated in full and the awards will be terminated if not exercised prior to the effective date of the corporate transaction and (2) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction. Other stock awards such as stock purchase awards may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity, or its parent company, in the corporate transaction. If repurchase rights are not assigned, then the stock awards will become fully vested.

Changes of Control.  The Board has the discretion to provide that a stock award under the 2005 Plan will immediately vest as to all or any portion of the shares subject to the stock award (1) immediately upon the occurrence of certain specified change of control transactions, whether or not the stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction or (2) in the event a participant’s service with the Company or a successor entity is terminated actually or constructively within a designated period following the occurrence of certain specified change of control transactions. Stock awards held by participants under the 2005 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.

Plan Termination.  The 2005 Plan will terminate in December 2015 unless the Board terminates it sooner.

New Plan Benefits.  The following table presents certain information with respect to options granted under the 2005 Plan as of April 30, 2011, to (i) the Company’s named executive officers, (ii) all executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group. The number of shares of common stock underlying options granted takes into account the Company’s option exchange program whereby certain outstanding options granted under the 2005 Plan were exchanged for a lesser number of options with a lower exercise price on February 22, 2011, described more fully under the section “Annual Cash and Equity Incentive Bonuses — 2011 Cash Bonus Plan — Long Term Incentive Compensation” in the Compensation Discussion and Analysis, below.

	2005 Plan
		Number of shares of
	Number of shares of	Common Stock
	Common Stock	Underlying
	Underlying Options	Restricted Stock
Name and position	Granted	Units Granted

Thomas B. King, President and Chief Executive Officer(1)	730,532	139,957
James V. Cassella, Ph.D., Senior Vice President, Research and Development	224,797	70,001
August J. Moretti, Senior Vice President, Chief Financial Officer, General Counsel and Secretary	298,103	70,001
Michael J. Simms, Senior Vice President, Operations and Quality	137,979	70,001
Mark K. Oki, Vice President, Finance, Controller and Principal Accounting Officer	80,888	46,943
All Current Executive Officers as a Group	1,472,299	396,903
All Current Non-Employee Directors as a Group	393,750	289,510
All Current Employees as a Group (including all current non-executive officers)	1,487,310	1,724,505

(1)	Excludes options to purchase 135,159 shares of common stock that were voluntarily forfeited by Mr. King in January 2010.

Federal Income Tax Information

Incentive Stock Options.  Incentive stock options under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the

Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Stock Purchase Awards and Stock Bonuses.  Nonstatutory stock options, stock purchase awards and stock bonuses granted under the 2005 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Stock purchase awards and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

New Plan Benefits

Awards are granted under the 2005 Plan in the discretion of the Board. Accordingly, it is not possible to determine the number, name or positions of persons who will benefit from the Plan amendment, if it is approved by stockholders, or the terms of any such benefits.

OTHER EQUITY COMPENSATION PLANS

2005 Non-Employee Directors Stock Option Plan.  In December 2005, the Board adopted the 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and authorized for issuance thereunder 250,000 shares of common stock. The Directors’ Plan became effective immediately upon the closing of the Company’s initial public offering on March 8, 2006. The Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to the Company’s non-employee directors that vest over four years and have a term of 10 years. The Directors’ Plan provides for an annual reserve increase to be added on the first day of each fiscal year, commencing on January 1, 2007 and ending on January 1, 2015. The annual reserve increases will be equal to the number of shares subject to options granted under the Directors’ Plan during the preceding fiscal year less the number of shares that revert back to the share reserve during the preceding fiscal year. The Board has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased prior to the last day of any calendar year.

2005 Employee Stock Purchase Plan See the description of the 2005 Employee Stock Purchase Plan (the “ESPP”) under Proposal No. 4.

The Company maintains the 2005 Plan, the Directors’ Plan and the ESPP, pursuant to which it may grant equity awards to eligible persons.

The following table gives information about equity awards under our 2005 Plan, Directors’ Plan, and ESPP as of December 31, 2010.

	(a)	(b)	(c)
	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued Upon	Exercise Price of	Available for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
Plan category	Warrants and Rights	and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	5,920,593	$3.60	324,309	(1)(2)
Equity compensation plans not approved by security holders	—	—	—
Total	5,920,593	$3.60	324,309

(1)	The 2005 Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 2005 Plan will increase by a number equal to the least of (i) 1,000,000 shares, (ii) 2% of the outstanding shares on December 31 of the preceding calendar year and (iii) an amount determined by the Board.

The Directors’ Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the Director’s Plan will increase by the number of shares subject to options granted during the preceding calendar year less the number of shares that revert back to the share reserve during the preceding calendar year.

The ESPP incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the ESPP will increase by a number equal to the least of (i) 250,000 shares, (ii) 1% of the outstanding shares on December 31 of the preceding calendar year and (iii) an amount determined by the Board.

(2)	Of these shares, 149,273 shares remained available as of December 31, 2010 under the 2005 Plan, 175,000 shares under the Directors’ Plan and 36 under the ESPP.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENTS TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN

In December 2005, the Board adopted, and the Company’s stockholders subsequently approved, the ESPP. Pursuant to the ESPP, 500,000 shares of common stock were initially reserved for issuance under the ESPP. Pursuant to the terms of the ESPP, unless otherwise determined by the Board, the number of shares of common stock available for issuance under the ESPP automatically increases on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2015, in an amount equal to the least of (i) 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (ii) 250,000 shares of common stock and (iii) an amount determined by the Board (the ‘‘ESPP Evergreen Provision”). Pursuant to the ESPP Evergreen Provision, as of April 30, 2011 we had reserved a total of 1,738,193 shares of our common stock for issuance under the ESPP.

During the last fiscal year, shares of common stock were purchased in the amounts and at the weighted average prices per share under the ESPP as follows: Thomas B. King, 4,415 shares ($0.88); August J. Moretti, 11,211 shares ($1.17); Michael J. Simms, 4,415 shares ($0.88); Mark. K. Oki, 10,000 shares ($1.32); all current executive officers as a group, 30,041 shares ($1.13); and all employees (excluding executive officers) as a group, 376,166 shares ($1.19). James V. Cassella, Ph.D. did not participate in the ESPP in 2010.

As of April 30, 2011, shares covering an aggregate of 1,738,134 shares of common stock had been purchased under the ESPP. Only 59 shares of common stock remained available for future grant under the ESPP.

In May 2011 the Board approved an amendment to the ESPP, subject to stockholder approval, to modify the ESPP Evergreen Provision to increase the annual shares reserved pursuant to the plan to an amount equal to the least of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (ii) 750,000 shares of common stock and (iii) an amount determined by the Board, from the current provision that stipulated an increase of the least of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (ii) 250,000 shares of common stock and (iii) an amount determined by the Board.

The Board adopted this amendment to ensure that the Company can continue to issue shares under the ESPP at levels determined appropriate by the Board and the Compensation Committee. The Company believes that its ability to continue to provide employees with attractive equity-based incentives is critical in allowing us to attract and retain qualified individuals. The Company believes the opportunity given to employees to purchase shares of the Company’s common stock at predetermined prices encourages employees to build long-term stockholder value.

Stockholders are requested in this Proposal No. 4 to approve the amendments to the ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2011 Annual Meeting of Stockholders will be required to approve the amendments to the ESPP. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the ESPP, as amended, is appended to this proxy statement as Annex C.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

2005 Employee Stock Purchase Plan

The essential features of the ESPP, as currently in effect, are outlined below:

General The ESPP enables participants to purchase, through payroll deductions, shares of the Company’s common stock at a discount from the fair market value of its common stock at the time of purchase. The fair market value of the Company’s common stock, unless otherwise determined by the Board, is the closing sales price for the common stock (rounded up to the nearest whole cent) (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Market on the trading day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

Purpose.  The purpose of the ESPP is to provide a means by which employees of the Company may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 93 employees of the Company are eligible to participate in the ESPP.

Administration The Board has the right to administer the ESPP. The Board can delegate administration of the ESPP to a committee composed of at least one member of our board of directors. When such a delegation is made, the committee has the authority to interpret the ESPP and to determine eligibility and the terms of other benefits under the ESPP. The Board always has the right to revoke any authority it delegates. References to the Board herein with respect to the ESPP should be construed as references to any committee appointed by the Board and to the Board, as applicable.

The Board has the authority to establish an offering from time to time and to specify for each offering:

(i) dates, called the offering dates, on which rights to purchase shares of the Company’s common stock will be offered to employees;

(ii) a period of time which will commence on each offering date and cannot exceed 27 months, during which rights will be offered and the dates, called purchase dates, on which the rights become exercisable; and

(iii) the terms under which employees may contribute money for exercising the rights.

The Board intends to start a new offering under the ESPP in August 2011 which will consist of one purchase period with a purchase date of April 30, 2012. The Board expects that each offering thereafter will consist of one purchase period of approximately 6 months in duration.

Stock Subject to the ESPP Shares of the Company’s common stock have been reserved for issuance under the ESPP. As of December 31, 2010, thirty six (36) shares of common stock remained available for issuance. If Proposal No. 4 is approved, as of each January 1st, beginning with January 1, 2007, and continuing through and including January 1, 2016, the number of shares reserved will be increased automatically by the lesser of (i) one percent (1%) of the total number of shares of the common stock outstanding on December 31st of the preceding calendar year and (ii) seven hundred fifty thousand (750,000) shares. Notwithstanding the foregoing, the Board may designate a smaller number of shares to be added to the share reserve as of a particular January 1st. The shares of the Company’s common stock subject to the ESPP may be unissued shares or reacquired shares, purchased on the open market or otherwise. As of June [  ], 2011, the closing price of the Company’s common stock as reported on the Nasdaq Global Market was $[     ] per share.

Eligibility Internal Revenue Service regulations require certain minimum standards for participation in the ESPP. The Board has the discretion to specify other standards for participation. Under current participation standards employees are eligible to participate at the beginning of an offering if, on the offering date of such offering, the employee:

•	has been an employee for a continuous period of at least fifteen (15) days as of that offering date;

•	are customarily employed by the Company or a designated subsidiary, at least twenty (20) hours per week and at least five (5) months per calendar year; and

•	own (including ownership through related parties as determined under Internal Revenue Service regulations and stock options covering our common stock) in the aggregate less than five percent (5%) or more of the combined voting power of us or any of our subsidiary corporations.

Each person who first becomes eligible to participate in the ESPP during an ongoing offering will be eligible to participate in the next purchase period in that offering beginning on or after the date on which they become eligible to participate. The offering date price for such persons, for purposes of calculating the purchase prices and limitations on shares purchasable, will be the fair market value of our stock on the first day of the purchase period in which such persons begin to participate.

Purchases If an employee decides to participate in the ESPP, referred to herein as a participant, the participant will authorize the Company to automatically deduct after-tax dollars from each of the participant’s paychecks until the participant instructs the Company to stop these deductions or until the participant terminates his or her employment. On each designated purchase date, the Company will use the participants deductions to purchase shares of the Company’s common stock for the employee at a price equal to the lesser of:

(a) 85% of the fair market value of the Company’s common stock on the offering date, or

(b) 85% of the fair market value of the Company’s common stock on the purchase date.

Contribution A participant can contribute up 20% of his or her annual earnings paid during the period of such offering beginning immediately after the participant first commences participation; provided, however, that a participant may not have more than 20% of his or her earnings applied to purchase shares of the Company’s common stock under all ongoing offerings and all other employee stock purchase plans of the Company’s and of tis subsidiaries and parents. Contributions under the ESPP may only be made by way of payroll deductions. In setting payroll deductions, a participant’s percentage figure must be a whole percentage of the participant’s earnings withheld, up to a maximum of twenty percent (20%) of the participant’s earnings. For example, a participant may choose to have 2% or 3% of his or her earnings deducted during each pay period but not 2.5%. If a participant’s earnings increase or decrease, the amount deducted from each paycheck will be adjusted accordingly. Contributions are maintained with the Company’s general funds and do not earn interest.

For purposes of the ESPP, earnings means the participant’s total compensation, including salary and wages (including amounts the participant elects to defer that would otherwise have been paid under a cash or deferred arrangement established by us or a subsidiary or parent of the Company); but does not include overtime pay, commissions and bonuses or any other remuneration paid directly to the participant, profit sharing, the cost of employee benefits paid for by the Company or a parent or subsidiary of the Company, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a parent or subsidiary of the Company under any employee benefit plan, and similar items of compensation.

Participants may increase or reduce payroll deduction percentages once during any six month purchase period (excluding the 10-day period immediately preceding a purchase date). Participants may reduce their payroll deduction percentage to zero percent during any purchase period (excluding the 10-day period immediately preceding a purchase date). Any such reduction in payroll deductions will begin as soon as administratively practicable. Participants may increase or decrease payroll deduction percentages prior to the beginning of a new offering, excluding only each 10-day period immediately preceding an offering, to be effective at the beginning of such new offering.

Unless one of the limitations described in the section entitled “Purchase Limitation” below applies, the only funds in a participant’s account at the end of an offering will be the remaining amount withheld that cannot be used to purchase a whole share on the final purchase date. This amount will be left in the participant’s account and used to purchase our common stock in the next offering, unless the participant withdraws from the next offering, in which case the amount left in the participant’s account will be returned, without interest, as soon as reasonably practicable after the end of the offering. If the limitation described in the section entitled “Purchase Limitation” below does apply, the amount left in the participant’s account because of such limitation, as required by Internal Revenue Service regulations, will be returned, without interest, as soon as reasonably practicable after the end of the purchase.

Purchase Limitations The maximum number of shares a participant can purchase on a purchase date is the lesser of (i) twenty thousand (20,000) shares (this amount can vary by offering) or (ii) the whole number of shares equal to or less than the participant’s aggregate payroll deductions (up to 20% of the participant’s earnings for the period ending on such purchase date) divided by the applicable purchase price. No fractional shares will be issued. Even if a participant is otherwise eligible under Internal Revenue Service rules, a participant may not accrue the right to purchase more than $25,000 worth of common stock, as valued on the beginning date of an offering, pursuant to all of the Company’s stock purchase plans or those of its affiliates for each calendar year in which such rights are outstanding at any time. If the purchase of shares using all payroll deductions of the participants in the offering would result in the sale of more than the number of shares then available under the ESPP, the Board will allocate a pro rata portion of the shares available for purchase by participants in the offering in as nearly a uniform manner as practicable and as it deems equitable.

Withdrawals Participants can withdraw from the ESPP at any time, excluding the 10-day period immediately preceding a purchase date. Payroll deductions will stop with the participants next paycheck and the deductions will be returned to the participant, less any amount previously used to purchase shares, without interest, as soon as reasonably practicable. If a participant withdraws from an offering, the participant may not re-enroll in the same offering but may participate in subsequent offerings under the ESPP, provided the participant is eligible to participate in such subsequent offerings.

Whether the participant leaves the Company or a subsidiary (that is a subsidiary that the Board has designated to participate in the ESPP) voluntarily or the participant’s employment is terminated for any reason (including death or disability), the participant’s rights to purchase shares under the ESPP terminate immediately and payroll deductions not already used to purchase shares of the Company’s common stock under the ESPP will be returned to the participant (or the participant’s estate), without interest, as soon as reasonably practicable.

Leave of Absence During an approved leave of absence, a participant can continue to participate in the ESPP for ninety (90) days from the beginning of the participant’s leave. If a return to the participant’s job is not expressly guaranteed by contract or by federal, state or local law, after ninety (90) days the participant will receive a refund of all deductions accumulated to date (reduced by prior purchases) without interest. The participant will not be permitted to participate in any future offerings until such time as the participant becomes eligible again under the ESPP. If the participant’s return to work has been guaranteed by contract or by law, the participant may continue to participate in the ESPP after ninety (90) days so long as the participant’s return to work continues to be so guaranteed.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by the Company, such as a stock split, the number of shares reserved under the ESPP and the offering price for the offering period in effect at the time of change in capital structure will be adjusted accordingly.

Corporate Transactions.  In the event of certain significant corporate transactions, all outstanding purchase rights under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity or its parent company. If the surviving or acquiring entity, or its parent company, elects not to assume, continue or substitute for these stock awards, then, the participants’ accumulated contributions shall be used to purchase shares of our common stock within five (5) business days prior to the corporate transaction under the ongoing offering, and the participants. No further purchases will be made under the ESPP.

Plan Termination and Amendment.  The ESPP will terminate in December 2015 unless the Board terminates it sooner. During the term of the ESPP, the Board at any time, and from time to time, may amend the ESPP or the terms of one or more offerings under the ESPP. However, except as provided in the ESPP in regard to adjustments upon changes in stock, no amendment will be effective unless approved by the stockholders of the Company within the time and to the extent stockholder approval is necessary for the ESPP to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations. Purchase rights and obligations under any purchase rights granted before amendment of the ESPP or offering will not be impaired by any amendment of the ESPP, except with the consent of the person to whom such purchase rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the ESPP and/or purchase rights granted under an offering comply with the requirements of Section 423 of the Code.

Federal Income Tax Information

Contributions Participation in the ESPP is with after tax dollars. The money withheld from a participants wages to purchase our common stock under the ESPP is taxable income to the participant just as if the participant had actually received the money. The amount withheld under the ESPP is subject to all employment and payroll and all state, local and federal income taxes.

Purchase of Stock Even though participants are buying common stock at a price which is 15% or more below the fair market value of the Company’s common stock at the time of purchase, participants do not have to pay tax on this benefit at the time of purchase. In addition, currently, participants will not be subject to employment taxes at the time of purchase.

Sale of Stock At a minimum, participants will pay tax on the difference between what they paid for shares of the Company’s common stock and what they sold it for. The amount of tax will depend on their personal tax situation and the characterization of any profit or loss on the sale as ordinary income or capital gain or loss, or a combination of ordinary income and capital gain or loss.

The characterization of the income participants recognize will vary and will depend upon how long they held the common stock before they disposed of it. For tax purposes a disposition of stock generally includes any sale, exchange, gift or other transfer of legal title. Certain transactions are excluded, including a pledge of the stock as security for a loan, a transfer by bequest or inheritance, or certain transfers to a spouse or former spouse incident to a divorce. A gift or other disposition by a participant of shares acquired under the ESPP may cause him or her to recognize some ordinary income

The two types of dispositions are as follows:

Disqualifying Disposition

Generally, a “disqualifying disposition” will occur if a participant transfers his or her shares in a “disposition” before either:

•	two (2) years after the date that is such particpant’s offering date for purposes of the offering through which he or she purchased the shares, or

•	one (1) year after the transfer of the shares to such participant (generally, the purchase date).

In a disqualifying disposition, the excess of (i) the fair market value of the shares on the date they were purchased by the participant, which is referred to herein as the purchase date value, over (ii) the price at which the shares were purchased, the participant’s purchase price, will be characterized as ordinary income, and the balance of the profit (if any) — the excess of the sale price over the purchase date value — will be characterized as capital gain.

If a participant sells or otherwise disposes of his or her shares in a disqualifying disposition for an amount less than the purchase date value, such participant generally will be deemed to have received ordinary income equal to the excess of the purchase date value over his or her purchase price, as described above. However, such participant generally will be able to report a capital loss equal to the difference between the sales price and the purchase date value. Such participant will have ordinary income and a capital loss in the same year, however he or she may not be able to fully offset the income with the loss.

Qualifying Disposition

Generally, if a participant transfers his or her shares in a qualifying disposition (i.e., a transfer made after both of the time periods described above for a disqualifying disposition), or if a participant dies while owning the shares, then any gain will be characterized as ordinary income only to the extent of the lesser of: (i) the gain recognized on the transfer, or (ii) an amount equal to 15% of the fair market value of the shares on the date that is the offering date of the offering through which such participant purchased the shares. Any recognized gain in excess of the amount characterized as ordinary income will be treated as capital gain.

If a participant makes a qualifying disposition that results in a loss, there will be no recognition of ordinary income and he or she will have a capital loss equal to the difference between the sale price and the purchase price.

For a qualifying disposition, any capital gain or loss recognized on a sale or transfer of shares purchased by you under the ESPP will be long-term capital gain or loss if the shares were held by a participant for more than one year from the date of purchase and two years from the offering date.

Tax Withholdings Currently there is no income tax withholding required when shares of the Company’s common stock are purchased or sold by a participant. In the future, however, a participant may be subject to employment tax withholding (e.g. Social Security and Medicare) at the time of purchase, in accordance with any changes in the withholding rules set forth by the Internal Revenue Service. The Company is required to report to the Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition. The Company may be required in the future to withhold the amount due as taxes on such ordinary income.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on four primary objectives: (1) attracting, rewarding and retaining individuals with the skills the Company believes are necessary to achieve its goals in the competitive market in which it operates its business; (2) motivating employees to stretch their capabilities and individual contributions to achieve and exceed company objectives; (3) providing equity compensation to align actions and decisions with stockholder value creation; and (4) creating a direct link between the Company’s performance, individual contribution and rewards.

Executive Compensation Decisions for 2009, 2010 and 2011

Our compensation program for fiscal 2010 was established at the beginning of fiscal 2009 during a period of significant financial uncertainty. In January 2009, in an effort to preserve our cash balances, we restructured our operations, resulting in a 33% reduction in headcount. Against this backdrop, our Compensation Committee took a prudent and conservative approach to setting the compensation of our named executive officers by freezing the their base salaries for 2009. In 2010, increases of the base salaries of the Company’s existing named executive officers were limited to 3.6%. In 2011, the Company’s named executive officers did not receive a merit increase. The named executive officers did receive an increase to their base salaries, along with all employees, to reimburse them for their self-funding of their short- and long-term disability insurance premiums with post-tax earnings, which premiums the Company had funded in previous years. This change increased the salaries of the Company’s named executive officers less than 1%.

The 2009-2010 Performance Based Incentive Program (the “Performance Program”), initiated in early 2009, was intended to provide employees, including the Company’s named executive officers, a total compensation package that would remain approximately equal to the pre-2009 compensation structure while conserving cash, through the use of stock options and restricted stock units, and conditioning bonus payouts on the achievement of two specific goals, the submission and the approval of the New Drug Application (“NDA”) for our lead product candidate, AZ-004. As the Company did not achieve the objectives that were attainable under the Performance Program in 2010, bonuses were not paid to the Company’s named executive officers for 2010. In 2011, the Company adopted the 2011 Cash Bonus Plan (the “2011 Bonus Plan”), which again is intended to focus the objectives of the Company’s named executive officers on specific operational goals of the Company, with the first payout contingent on the resubmission of our AZ-004 NDA, the filing of our Marketing Authorisation Application with the European Medicines Agency and obtaining a partner for the commercialization of AZ-004, and the second payout dependent upon obtaining approval for our AZ-004 NDA. If these goals are not met, bonuses to our named executive officers will not be paid out under the 2011 Bonus Plan.

Summary of Key Compensation Practices

The Company seeks to align its compensation programs and practices with evolving governance best practices:

•	The Company does not base compensation on short-term financial objectives;

•	The Company does not provide a supplemental executive retirement plan, or SERP;

•	The Company does not provide personal security systems maintenance and/or installation;

•	The Company does not provide extended perquisites to its officers such as life insurance policies or financial or tax planning services; and

•	The Company does not pay or provide additional compensation for terminations for cause or resignations other than for good reason following a change in control.

Compensation Committee Stays Current on Best Practices

The Company enlists the use of an independent third party consultant, Radford, to update its Compensation Committee and the entire board of directors on compensation best practices and trends along with overall competitiveness of its compensation strategy with those companies that it competes with for talent. For 2011, Radford reviewed the Company’s pay philosophy and reviewed historical compensation practices, presented an overall historical assessment of officer pay levels compared to market, and recommended going-forward program changes to align the overall compensation plan with the Company’s pay philosophy, the current state of the business and market practices. In addition, Radford reviewed the competitiveness of the Company’s equity incentive program.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 6

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years or abstaining from voting.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders once every three years.

The Board believes that a triennial advisory vote on the compensation of the Company’s named executive officers is most consistent with our approach to compensation. Our reasons include our beliefs that:

•	an effective compensation program should incentivize performance over the short- and long-term;

•	long-term incentives should be a significant component of executive compensation, particularly because the pharmaceutical industry requires focus on long-term goals and objectives that can take several years to achieve, such as obtaining regulatory approval to market the Company’s product candidates, advancing drug development programs, pursuing new indications, expanding research and development efforts and expanding the Company’s product portfolio. As a result, the actions and decisions of the Company’s named executive officers often require a long time horizon before the Company realizes a tangible financial benefit;

•	a three-year advisory vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote regarding named executive officer compensation and to implement any desired changes to its named executive officer compensation policies and procedures; and

•	a three-year advisory vote cycle will provide the Company’s stockholders sufficient time to evaluate the effectiveness of the Company’s short- and long-term named executive officer compensation strategies and its related performance.

The Board intends that the compensation program be responsive to stockholder concerns, but is concerned that an annual vote could encourage a short-term approach to our compensation plans, based on short-term business or market conditions, and undermine some of the compensation program’s key features. The Company believes that a vote on its executive compensation by its stockholders every three years will encourage stockholders to take the same long-term approach to the Company’s compensation programs taken by its executives and Compensation Committee.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company’s named executive officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting shall be considered the frequency preferred by the stockholders.”

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF “THREE YEARS” ON PROPOSAL NO. 6.

PROPOSAL NO. 7

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Ethics Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Company is submitting the Audit and Ethics Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the 2011 Annual Meeting of Stockholders. Ernst & Young LLP has audited the Company’s consolidated financial statements since inception. The Company expects that representatives of Ernst & Young LLP will be present at the 2011 annual meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Required Vote

Neither the Bylaws nor any other governing document or law requires that the stockholders ratify the selection of Ernst &Young LLP as the Company’s independent registered public accounting firm. However, the Company is are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit and Ethics Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit and Ethics Committee in its discretion may change the appointment at any time during the year if the Audit and Ethics Committee determines that such a change would be in the best interests of Alexza and its stockholders.

If a quorum is present and voting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting on the proposal will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Principal Accountant Fees and Services

In connection with the audit of the 2010 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table presents aggregate fees billed for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2010 and 2009, and aggregate fees billed for other services rendered by Ernst & Young LLP during those periods.

	2010	2009

Audit fees(1)	$975,659	$898,190
Tax fees(2)	40,000	34,940
All other fees	—	—

Total	$1,015,659	$933,130

(1)	Audit fees consisted of professional services rendered by Ernst & Young LLP for the integrated audits of our annual consolidated financial statements, including the audit of the consolidated financial statements, the audit of internal control over financial reporting, the review of unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q, consultation regarding financial accounting and reporting standards billed as audit services, as well as assistance with and review of our Registration Statement filings on Form S-1, Form S-3 and Form S-8 filed with the SEC. During 2009, these fees also included assistance with and review of our filings with the SEC pertaining to our acquisition of Symphony Allegro, Inc.

(2)	Tax fees consisted of income tax return preparation fees.

Pre-approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit and Ethics Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit and Ethics Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will discuss with the Audit and Ethics Committee the services expected to be rendered by the independent registered public accounting firm during that year for each of four categories of services.

1. Audit services include audit work performed in the preparation of financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consultation regarding the proper application of financial accounting and/or reporting standards.

2. Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, tax advice and tax return preparation. The Company retains its independent registered public accounting firm for corporate income tax return preparation.

4. Other services include those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit and Ethics Committee pre-approves all audit and permissible non-audit services to be provided by its independent registered public accounting firm.

The Audit and Ethics Committee pre-approved all audit related, tax and other services rendered in 2010 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

EXECUTIVE OFFICERS

Our executive officers and key employees as of June 15, 2011, are as follows:

Name	Age	Position

Thomas B. King(2)	56	President, Chief Executive Officer and Director
James V. Cassella, Ph.D.	56	Senior Vice President, Research and Development
August J. Moretti	60	Senior Vice President, Chief Financial Officer, General Counsel and Secretary
Michael J. Simms	49	Senior Vice President, Operations and Quality
Mark K. Oki	42	Vice President, Finance, Controller and Principal Accounting Officer
Robert S. Fishman, M.D., F.C.C.P.	49	Vice President, Clinical Development
Emily Lee Kelley, SPHR	53	Vice President, Human Resources
Darl Moreland	52	Vice President, Quality
Peter D. Noymer, Ph.D.	44	Vice President, Product Research and Development

Thomas B. King. See Mr. King’s biography in Proposal Number 1 — Election of Directors.

James V. Cassella, Ph.D. has served as our Senior Vice President, Research and Development since June 2004. From April 1989 to April 2004, Dr. Cassella held various management positions at Neurogen Corporation, a publicly-traded biotechnology company, including Senior Vice President, Clinical Research and Development from January 2003 to June 2004. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a Ph.D. in physiological psychology from Dartmouth College, completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine and received a B.A. in psychology from the University of New Haven.

August J. Moretti has served as our Senior Vice President and Chief Financial Officer since February 2005, as our Secretary since December 2005, and as our General Counsel since October 2010. From August 2004 to February 2005, Mr. Moretti was our part time Chief Financial Officer. From January 2001 to January 2005, Mr. Moretti served as Chief Financial Officer and General Counsel at Alavita, Inc. (formerly known as SurroMed, Inc.), a biotechnology company. From January 1982 to December 2000, Mr. Moretti was a member of Heller Ehrman White & McAuliffe LLP, an international law firm. Mr. Moretti received a J.D. from Harvard Law School and a B.A. in economics from Princeton University.

Michael J. Simms has served as our Senior Vice President, Operations and Quality since December 2009 and served as our Senior Vice President, Operations and Manufacturing from February 2008 to December 2009. From May 2007 to February 2008, Mr. Simms served as Senior Vice President, Manufacturing Operations and from June 2004 to May 2007 served as Vice President, Manufacturing of Nektar Therapeutics, a publicly-traded biopharmaceutical company. From August 2002 to June 2004, Mr. Simms worked as an independent consultant to develop manufacturing strategies and business plans for various early stage and small commercial stage companies. Prior to this, Mr. Simms held executive level positions at various life science companies. Mr. Simms holds an M.B.A from Pepperdine University and a B.S. in chemical engineering from the University of Missouri-Rolla.

Mark K. Oki, CPA (Inactive) has served as our Vice President, Finance and Controller since February 2010 and as our Principal Accounting Officer since May 2010. Mr. Oki served as our Controller from April 2006 to February 2010. From June 2001 to April 2006, Mr. Oki served as the Controller of Pharmacyclics, Inc, a publicly-traded development stage pharmaceutical company. From 1998 to 2001, Mr. Oki held several positions, most recently as Assistant Controller, at Incyte Genomics, Inc., now Incyte Corporation, a publicly-traded company. From 1992 to 1997, Mr. Oki held several positions at Deloitte & Touche LLP, a public accounting firm. Mr. Oki received a B.S. in business administration with a concentration in accounting from San Jose State University.

Robert S. Fishman, M.D., F.C.C.P. has served as our Vice President, Clinical Development since May 2008, and served as our Vice President, Medical Affairs from September 2007 to May 2008. Prior to Alexza, Dr. Fishman served as Senior Vice President, Clinical Development for Anthera Pharmaceuticals, Inc., a privately-held pharmaceutical company, from 2005 to 2007. Previously, he was Vice President, Scientific Affairs for Aerogen,

Inc., a publicly-traded specialty pharmaceutical company, where he served in various capacities from 1998 to 2005. Prior to Aerogen, Dr. Fishman was Director of Clinical Affairs for Heartport, Inc., a publicly-traded medical device company, from 1995 to 1998. Dr. Fishman was Assistant Professor of Medicine, Pulmonary and Critical Care Medicine, at Stanford University School of Medicine from 1993 to 1995. He completed a fellowship in pulmonary and critical care medicine at Massachusetts General Hospital from 1989 to 1992. Dr. Fishman holds an M.D. from Stanford University School of Medicine and an A.B. in biology from Harvard University.

Emily Lee Kelley, SPHR has served as our Vice President, Human Resources since October 2002. From October 2001 to October 2002, Ms. Kelley provided human resources consulting services to us and Versicor, Inc., a majority owned subsidiary of Sepracor Inc., a publicly- traded pharmaceutical company. From 1995 to 2001, Ms. Kelley served as Vice President of Human Resources, Finance and Operations at Affymax Research Institute, a pharmaceutical company, and oversaw human resource matters for Maxygen, Inc., a publicly-traded biotechnology company. Ms. Kelley received a B.S. in organizational behavior and industrial relations from the University of California, Berkeley.

Darl Moreland has served as our Vice President, Quality since August 2010. From July 2007 to July 2010, Mr. Moreland served as Vice President, Quality Assurance and Compliance and Chief Compliance Officer for Mentor Worldwide LLC, a division of Johnson and Johnson. From September 2006 to July 2007, he was Senior Director, cGMP Quality Assurance at Conor Medsystems. Mr. Moreland also held previous positions at Genentech, Inc., Guidant Corporation, ALZA Corporation and Eli Lilly and Company. Mr. Moreland received a B.A. in chemistry from Indiana University-Purdue University at Indianapolis, Indiana.

Peter D. Noymer, Ph.D. has served as our Vice President, Product Research and Development since January 2009. Dr. Noymer served as our Senior Director, Product Research and Development from January 2008 to January 2009 and as our Senior Director, Product Design and Development from August 2006 to January 2008. From September 1999 to July 2006, Dr. Noymer held various management positions at Aradigm Corporation, a publicly-traded specialty pharmaceutical company, most recently Director, Systems Engineering. Prior to Aradigm, Dr. Noymer held an appointment as Visiting Assistant Professor at Carnegie Mellon University, as well as various engineering positions at General Electric, a publicly-traded company. Dr. Noymer received an M.S. and a Ph.D. in mechanical engineering from M.I.T., and a B.S. in mechanical and aerospace engineering from Princeton University.

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships between our directors, nominees for director and executive officers.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of May 31, 2011 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the Company’s named executive officers named in the Summary Compensation Table, (iii) each director and nominee for director and (iv) all executive officers and directors as a group.

Percentage of ownership is based upon 72,111,808 shares outstanding as of May 31, 2011. Beneficial ownership is calculated based upon SEC requirements. All shares of common stock subject to stock options, restricted stock units (“RSUs”), or warrants currently exercisable or exercisable within 60 days after May 31, 2011 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such stock options, RSUs, or warrants, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, the Company believes each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

		Shares
		Issuable
		Pursuant
		to Stock
		Options,
		RSUs or
		Warrants
		Exercisable	Percentage
	Number of	Within 60	of Shares
	Shares	Days of	Beneficially
Beneficial Owner	Outstanding	May 31, 2011	Owned(1)

5% Stockholders
Entities affiliated with Symphony Capital Partners LP(2)	6,724,000	3,362,000	13.4%
Entities affiliated with Boxer Capital LLC(3)	4,609,709	—	6.4%
Entities affiliated with RA Capital(4)	3,975,678	—	5.5%

Named Executive Officers and Directors
Thomas B. King(5)	198,329	267,421	*
James V. Cassella, Ph.D.(6)	12,219	54,396	*
August J. Moretti(7)	53,837	127,732	*
Michael J. Simms(8)	34,021	27,277	*
Mark K. Oki(9)	7,145	4,167	*
Hal V. Barron, M.D., F.A.C.C.	34,922	27,602	*
Andrew, L. Busser	22,912	13,280	*
Samuel D. Colella(10)	2,219,990	41,404	3.1%
Alan D. Frazier(11)	2,221,929	41,404	3.1%
Deepika R. Pakianathan, Ph.D.(12)	996,265	41,404	1.4%
J. Leighton Read, M.D.	34,922	41,404	*
Gordon Ringold, Ph.D.(13)	142,477	41,404	*
Isaac Stein(14)	158,395	41,404	*
Joseph L. Turner	10,504	6,250	*
All directors and Named Executive Officers as a group (14 persons)(15)	6,147,867	776,549	9.5%

*	Less than 1% of our outstanding common stock.

(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2)	Includes 6,280,742 shares and a warrant to purchase 3,140,372 shares held by Symphony Capital Partners, L.P. (“SCP LP”) and 443,258 shares and a warrant to purchase 221,628 shares held by Symphony Strategic

Partners LLC. Symphony GP, LLC (“SGP LLC”) is the general partner of Symphony Capital GP, L.P. (“SC GP LP”), which is the general partner of SCP L.P. Mark Kessel and Harri V. Taranto are managing members of SGP LLC and Symphony Strategic Partners LLC (together, with SCP LP and SC GP LP, the “Symphony Entities”). Mr. Kessel, Mr. Taranto and the Symphony Entities have the right to appoint one representative to the Board and have appointed Andrew L. Busser to hold such position. Mr. Kessel, Mr. Taranto and the Symphony Entities have shared voting and dispositive control over all shares and warrants held by the Symphony Entities. Mr. Kessel and Mr. Taranto disclaim beneficial ownership of the shares and warrants held by the Symphony Entities except to the extent of their pecuniary interest therein. The address for the Symphony Entities is 875 Third Avenue, 3rd Floor, New York, NY 10022.

(3)	Based solely upon a Schedule 13G filed with the SEC on May 16, 2011. The address for the entities affiliated with Boxer Capital LLC is 445 Marine View Avenue, Suite 100, Del Mar, CA 92014.

(4)	Based solely upon a Schedule 13G filed with the SEC on May 16, 2011. The address for the entities affiliated with RA Capital is 20 Park Plaza, Suite 905, Boston, MA 02116.

(5)	Includes 11,190 shares held by Mr. King. Includes 187,139 shares held by the Thomas and Beth King 2000 Family Trust, of which Mr. King and his spouse are trustees and have shared voting and dispositive powers over the shares. Includes a warrant to purchase 58,190 shares held by Mr. King. Excludes 91,135 RSUs held by Mr. King that will not vest within 60 days of May 31, 2011.

(6)	Excludes 45,582 RSUs held by Dr. Cassella that will not vest within 60 days of May 31, 2011.

(7)	Excludes 45,582 RSUs held by Mr. Moretti that will not vest within 60 days of May 31, 2011.

(8)	Excludes 45,582 RSUs held by Mr. Simms that will not vest within 60 days of May 31, 2011.

(9)	Excludes 30,334 RSUs held by Mr. Oki that will not vest within 60 days of May 31, 2011.

(10)	Includes 36,862 shares held by Mr. Colella. Includes 2,153,442 shares held by Versant Venture Capital II, L.P., 10,440 shares held by Versant Affiliates Fund II-A, L.P. and 19,246 shares held by Versant Side Fund II, L.P. (collectively the “Versant Funds”). Mr. Colella is a managing director of Versant Ventures II, LLC, which is the general partner of each of the Versant Funds, and he shares voting and investment power over the shares held by these entities. He disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate pecuniary interest therein.

(11)	Includes 38,802 shares held by Mr. Frazier. Includes 583,931 shares held by Frazier Healthcare III, L.P., 1,586,752 shares held by Frazier Healthcare IV, L.P., 4,390 shares held by Frazier Affiliates III, L.P. and 8,054 shares held by Frazier Affiliates IV, L.P. (collectively the “Frazier Funds”). Mr. Frazier is the president and controlling stockholder of Frazier and Company, Inc., the managing director of FHM III, LLC, which is the general partner of Frazier Healthcare III, L.P. and Frazier Affiliates III, L.P., and he shares voting and investment power over the shares held by these entities. He is also a managing member of FHM IV, LLC, which is the general partner of FHM IV, LP, which is the general partner of Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P., and he shares voting and investment power over the shares held by those entities. He disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate pecuniary interest therein.

(12)	Includes 6,587 shares held by Dr. Pakianathan. Includes 979,880 shares held by Delphi Ventures VI, L.P. and 9,798 shares held by Delphi BioInvestments VI, L.P. (together, the “Delphi Funds”). Dr. Pakianathan is a managing member of Delphi Management Partners VI, LLC, which is the general partner of each of the Delphi Funds, and she shares voting and investment power over the shares held by these entities. She disclaims beneficial ownership of the shares held by these entities, except to the extent of her proportionate pecuniary interest therein.

(13)	Includes 116,925 shares held by Dr. Ringold. Includes 9,276 shares held by the Gordon Ringold and Tanya Zarucki 1999 Reversible Trust, of which Dr. Ringold and his spouse are trustees, 9,276 shares held by Gordon Ringold and Tanya Zarucki and 7,000 shares held by the Vivian Robb Trust, of which Dr. Ringold is trustee, with respect to all of such shares Dr. Ringold shares voting and investment powers.

(14)	Includes 158,395 shares held by The Stein 1995 Revocable Trust, of which Mr. Stein and his spouse are trustees, with respect to all of such shares Mr. Stein shares voting and investment powers.

(15)	See notes (5) through (14).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

To the Company’s knowledge, based solely upon its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our executive officer compensation program is intended to meet four principal objectives: (1) attract, reward and retain individuals with the skills we believe are necessary for us to achieve our goals in the competitive market in which we operate our business; (2) motivate employees to stretch their capabilities and individual contributions to achieve and exceed company objectives; (3) provide equity compensation to align actions and decisions with stockholder value creation; and (4) create a direct link between the Company’s performance, individual contribution and rewards. To meet these objectives, we have adopted the following overriding philosophy:

•	We will pay base cash compensation and equity compensation that is competitive with the practices of other comparable pharmaceutical and biotechnology companies; and

•	We will pay for performance by:

•	setting aggressive performance goals for our executive officers rewarded through a short-term incentive bonus program that is based upon achievement of these goals; and

•	providing significant long-term incentives in the form of stock options and RSUs, in order to align the interests of our executive officers with those of our stockholders and to retain the leadership ability necessary to increase long-term stockholder value.

Our executive officer compensation program is overseen and administered by our Compensation Committee. The above philosophy guides our Compensation Committee in assessing the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, the Compensation Committee’s fiduciary and corporate responsibilities (including internal equity considerations and affordability, particularly in light of our cash resources and requirements), competitive practices and trends, and regulatory requirements. Our Compensation Committee has not adopted any specific policies for allocating compensation between long-term and current compensation, between cash and non-cash compensation, or among other different forms of compensation although the 2009-2010 Performance Based Incentive Program (the “Performance Program”) established in February 2009 was designed to preserve the Company’s cash and to focus a majority of our efforts on AZ-004, our lead development program. Our 2011 Cash Bonus Plan (the “2011 Bonus Plan”) was designed to continue our focus on AZ-004 while providing compensation that is competitive with similarly suited companies. The goals for 2011 include the acceptance and approval by the U.S. Food and Drug Administration (the “FDA”) of our New Drug Application resubmission (“NDA”) for AZ-004, the submission of a Marketing Authorisation Application for AZ-004 with the European Medicines Agency and the entry into a partnering agreement for AZ-004. Our 2011 goals also include the development of additional product candidates and certain financial objectives. Unlike the Performance Program, the 2011 Bonus Plan also includes cash to balance shorter-term incentives with the Performance Program, which is more heavily weighted toward equity. Our Compensation Committee believes it is more relevant to tailor each executive officer’s compensation to reward and retain such executive officer. Commensurate with our philosophy of linking executive officer compensation and corporate performance, our Compensation Committee believes that a greater component of compensation for executive officers relative to other employees should be performance-based.

In determining the particular elements of compensation that will be used to implement our overall compensation philosophy, the Compensation Committee takes into consideration a number of factors related to our performance, such as financial measures, financing goals, corporate development milestones, clinical trial milestones, and the achievement of other business objectives, as well as competitive practices among our peer group.

Based on this philosophy, we have an executive officer compensation program that consists of cash and equity awards with short and long-term components and fixed and contingent components, in proportions we believe are appropriate to motivate, reward and retain our executive officers, align actions and decisions with stockholder value creation, and create a direct link between the Company’s performance, individual contribution and rewards. We believe our executive officer compensation program fairly compensates our executive officers with respect to the value created for our stockholders and is competitive in our industry.

Components of Compensation

Our executive officer compensation program consists of three principal components:

•	Base Salary. Salary for each of our executive officers was based principally on an assessment of the executive officer’s current salary against individual performance and contribution to our overall strategic goals as well as comparable salaries at similar companies.

•	Bonus. Annual cash and equity incentive bonuses are awarded to executive officers based on the achievement of individual and company-wide performance objectives as a percent of base salary as well as bonuses for similar positions at similar companies.

•	Long-Term Incentive Compensation. Long-term incentive awards, comprised of stock option grants and RSUs, are designed to link incentive compensation to our long-term performance and to align our executive officers’ interests with our stockholders’ interest, as well as promote the retention of our executive officers.

We have selected these components because each is considered useful and necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentage are set with the goal of attracting and retaining employees and adequately compensating and rewarding them for the services they perform. Our equity programs are geared toward providing incentives and rewards for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

We have change of control agreements with each of our executive officers that provide for severance benefits and for the acceleration of then unvested stock options and RSUs in the event of termination in connection with a change of control. These agreements are discussed below under the section entitled “Severance and Change of Control Benefits.”

The Compensation Committee reviewed the compensation program for 2010 and 2011, including each of the above elements. In setting compensation levels for a particular executive officer, the Compensation Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as his or her expected future contributions to our business.

Role of Our Compensation Committee and Executives in Establishing Compensation

Our compensation program for our executive officers is overseen and administered by our Compensation Committee, which is comprised entirely of independent directors. The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	establishment of corporate goals and objectives relevant to the compensation of the Company’s executive officers, the weighting of corporate and individual performance relating to compensation, and evaluation of performance in light of these stated objectives;

•	review and recommendation to the Board for approval of the compensation and other terms of employment or service of the Company’s President and Chief Executive Officer and the other executive officers including all forms of salary paid to executive officers of the Company and the grant of all forms of bonus and equity compensation provided to executive officers of the Company; and

•	administration of the Company’s equity compensation plans and other similar plans and programs.

The Compensation Committee does not necessarily increase or reduce compensation from one component of compensation based on payments from other components of compensation. The Compensation Committee instead recommends to our Board what it believes to be the appropriate compensation level for each compensation component in light of the Company’s compensation philosophy and based in part on its view of equity and consistency, individual performance and other information it deems relevant, such as executive officer and employee compensation surveys and databases. The Compensation Committee also reviews compensation paid to executive officers of what it believes to be similarly situated companies. The Compensation Committee reviews the individual performance of the executive officers with the assistance of the President and Chief Executive Officer, Thomas B. King.

The Compensation Committee annually reviews our executive officers’ compensation to determine whether it provides adequate incentives. The Compensation Committee’s most recent review occurred in February 2011.

The Compensation Committee meetings typically have included, for all or a portion of each meeting, the committee members and Mr. King. For compensation decisions, including decisions regarding the grant of long-term incentive compensation relating to executive officers (other than for Mr. King), the Compensation Committee considers, but is not bound by, the recommendations of Mr. King. Decisions with respect to the compensation of Mr. King are made in executive sessions of the Compensation Committee not attended by Mr. King. The Compensation Committee discusses Mr. King’s compensation package with him, but makes decisions with respect to Mr. King’s compensation without him present. The Compensation Committee has the ultimate authority to recommend items to the Board with respect to the compensation of our executive officers.

The Compensation Committee has delegated to Mr. King the authority to grant long-term incentive awards to employees below the level of vice president under guidelines set by the Compensation Committee, which guidelines set ranges and maximum grant amounts based on the employee’s position and role within the Company. All such stock option grants are then ratified by the Board. The Compensation Committee also has authorized Mr. King to make salary adjustments for all employees below the level of vice president under guidelines approved by the Compensation Committee. The Compensation Committee has not delegated any of its authority with respect to the compensation of our executive officers.

Compensation Policies and Practices as They Relate to Risk Management

The Company believes that risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive officer compensation do not encourage management to assume excessive risks.

The Compensation Committee has reviewed the elements of executive officer compensation to determine whether any portion of executive officer compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking, including use of performance-based and multi-year vesting for equity awards which compromise the majority of compensation awards;

•	goals are set to focus mainly on key deliverables related to the overall success of the Company’s product development rather than individual components;

•	vesting conditions imposed on stock option awards after performance targets are reached discouraged short-term risk taking;

•	incentive awards are benchmarked to calculate reasonable overall compensation; and

•	as a pharmaceutical business, the Company does not face the same level of risks associated with compensation for employees at financial services companies (traders and instruments with a high degree of risk).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which help to constrain the influence of formulae or objective factors on excessive risk taking.

Compensation Consultant

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so most recently in 2010 and 2011, retaining Radford as the primary advisor to the Compensation Committee. For 2011, Radford reviewed the Company’s pay philosophy and reviewed historical compensation practices, presented an overall historical assessment of officer pay levels compared to market, and recommended go-forward program changes to align the overall compensation plan with the Company’s pay philosophy, the current state of the business and market practices. In addition, Radford reviewed the competitiveness of our equity incentive program.

Benchmarking

Our Compensation Committee believes it is important to consider the compensation paid by comparable pharmaceutical and biotechnology companies when making compensation decisions. In determining each executive officer’s target total annual cash compensation (salary and bonuses) the Compensation Committee reviewed similar compensation information from a group of peer companies located in biotechnology hubs. The peer group consisted of publicly-held pharmaceutical and biotechnology companies with products in the FDA approval process or small commercial organizations with revenues of less than $100 million, market capitalizations of between $75 million and $450 million, and fewer than 300 employees with which we believe we compete with for executive talent. The peer group in 2010 consisted of the following companies:

•	Affymax, Inc.

•	Cerus Corporation

•	Cypress Bioscience

•	Depomed, Inc.

•	Dyax Corporation

•	Dynavax Technologies Corporation

•	Genomic Health, Inc.

•	ISTA Pharmaceuticals, Inc.

•	Ligand Pharmaceuticals, Inc.

•	MAP Pharmaceuticals, Inc.

•	Medivation, Inc.

•	Orexigen Therapeutics, Inc.

•	Pain Therapeutics, Inc

•	Spectrum Pharmaceuticals, Inc.

•	Transcept Pharmaceuticals, Inc.

•	XenoPort, Inc.

•	Zalicus, Inc.

Data on the compensation practices of the above-mentioned peer group generally was gathered through the Radford Global Life Sciences Survey and review of the publicly available filings of these companies, including their respective proxy statements filed with the SEC. Peer group data was gathered with respect to base salary, bonus targets, actual payouts, total cash compensation and stock option awards.

This comparative compensation information described above is just one of several analytic tools that our Compensation Committee uses in setting executive officer compensation. Such information is used solely as a point of reference for measurement and not as a determinative factor. The Compensation Committee also considers internal pay equity and the individual performance of executive officers, as well as general economic factors including the cost of living.

Cash and Long-Term Incentive Compensation

Through 2008, our executive officer compensation program consisted of three principal components: (1) base salary; (2) annual bonus, paid in a combination of cash and equity incentive components; and (3) long-term incentive compensation. For 2009 and 2010, we combined the annual cash and equity incentive bonuses and long-term incentive compensation into one program, the Performance Program In 2011, we have again separated the annual bonus and long-term incentive compensation programs. We also provide our executive officers with certain change of control benefits. Additionally, we offer our executive officers participation (with all other eligible employees) in our 401(k) Plan, Employee Stock Purchase Plan, and certain other benefits available generally to our employees.

Base Salary

Effective April 2010, with the exception of Mr. Oki, base salaries for our executive officers were increased approximately 3.6% from 2009 levels. Mr. Oki’s salary increased 8.8% from his 2009 salary to reflect his annual merit increase and his promotion to Vice President. After such increases, the annualized salaries for Messrs. King, Moretti, Simms and Oki and Dr. Casella were: $471,380, $332,038, $332,038, $228,826, and $332,038, respectively.

For 2011, the Compensation Committee, in an effort to preserve cash balances, did not approve an overall aggregate base salary increase for all employees. Salary increases were evaluated on a case-by-case basis to reflect promotions and market adjustments. For the same reasons, the Compensation Committee decided not to provide merit increases for our named executive officers for 2011. Starting in 2011, the Company’s employees will self-fund the short- and long-term disability insurance premiums with post-tax earnings, whereas in prior years the Company funded these disability insurance premiums. This change was implemented to exclude disability benefits from being subject to income taxes. The Compensation Committee approved an increase in all salaries to compensate the employees for the additional expense. As a result of this decision, effective January 2011, the annualized salaries for Messrs. King, Moretti, Simms and Oki and Dr. Casella increased to: $473,169, $333,827, $333,827, $230,191 and $333,827, respectively.

Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program

In February 2009, the Board adopted the 2009-2010 Performance Based Incentive Program (the “Performance Program”) that was intended to provide employees, including executive officers, a total compensation package that would remain approximately equal to the pre-2009 compensation structure while conserving cash and conditioning bonus payouts to the achievement of two specific goals, the submission and the approval of the New Drug Application for the Company’s lead product candidate, AZ-004.

The Performance Program was recommended and approved by the Compensation Committee for the Company’s employees, including its executive officers. The Performance Program was a two-year incentive program that was intended to motivate and retain the Company’s employees. The Performance Program was adopted in lieu of the Company’s annual performance bonus programs that it had previously used in 2006, 2007 and 2008, a 2009 annual salary merit increase and annual mid-year top-up stock option grants typically granted to employees with more than 24 months of service.

The Performance Program established a two-year target value amount (“TVA”) for each employee, including each executive officer, generally based upon such employee’s current base salary, past bonus targets, past average company salary merit raises and an incentive multiplier. The annual target bonus as a percentage of salary for each employee, including each executive officer, was between 10% and 60% per year with the President and Chief Executive Officer’s target bonus set at 60% of base salary and each Senior Vice President’s and Vice President’s, a group that includes our other executive officers, target bonus set at 45% of base salary. The annual merit increase portion of the payout was based on past company average merit raises and was targeted at an average of 5% per employee per year. The incentive multiplier was based on an employee’s employment level and was set at between 10% and 30% with the President and Chief Executive Officer’s incentive multiplier set at 30% and each Senior Vice

President’s and Vice President’s incentive multiplier set at 20%. The resulting estimated TVA over the two-year period is outlined by level in the following table:

		Annual	Combined
	Annual	Target Merit	Two-Year
	Target Bonus	Raise	Target Payout		Total TVA
	as a	as a	as a		as a
	Percentage of	Percentage of	Percentage of	Incentive	Percent of
Employment Level	Salary	Salary	Salary	Multiplier	Salary

CEO	60%	5%	130%	30%	169%
Senior Vice Presidents / Vice Presidents	45%	5%	100%	20%	120%
Directors	25%	5%	60%	15%	69%
Managers	17.5%	5%	45%	10%	50%
Other Employees	10%	5%	30%	10%	33%

Payouts under the Performance Program were contingent upon the achievement of two specified corporate milestones: (i) the submission of a New Drug Application (the “AZ-004 NDA”) for the AZ-004 (Staccato loxapine) product candidate (the “First Milestone”) and (ii) the approval of the AZ-004 NDA (the “Second Milestone” and together with the First Milestone, the “Milestones”). Under the terms of the Performance Program, approximately 33% of each employee’s TVA was tied to the achievement of the First Milestone and the remaining approximately 67% of such employee’s TVA was tied to the achievement of the Second Milestone.

The Compensation Committee, through its recommendation to the Board, retained some discretionary power over awards granted under the Performance Program. The payout formula of the Performance Program was based 80% on actual achievement of the goals related to the Milestones, and the remaining 20% was reserved to the Board’s discretion.

Payouts under the Performance Program were comprised of cash, RSUs and stock option awards, and were calculated in accordance with a formula that takes into account each employee’s TVA and personal performance rating, which could have ranged from 70% to 125%, at the time the Company achieved an applicable Milestone. To conserve cash, the Performance Program provided that the first 70% of any TVA payout will be paid with RSUs and stock option awards. The specific allocation between cash, RSUs and stock option awards were based on employment level as outlined in the following table:

		Restricted	Stock
		Stock	Option
Employment Level	Cash %	Units	Awards

CEO, Senior Vice Presidents and Vice Presidents	30%	40%	30%
Directors, Managers, and Other Employees	30%	70%	0%

Under the terms of the Performance Program, the RSUs and stock option awards associated with the First Milestone were granted on February 24, 2009, with such RSUs vesting 100% upon the achievement of the First Milestone and such stock option awards vesting 50% upon the achievement of the First Milestone and 50% on the first anniversary of the achievement of the First Milestone. Such RSUs and stock option awards were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). All of such stock option awards are 10 year stock options to purchase shares of our common stock, have an exercise price of $2.10 per share (the closing price of our common stock on February 24, 2009, the date of grant) and are intended to be incentive stock options for tax purposes. The following chart sets forth the RSU and stock option award issuances made to each of the Company’s executive officers under the Performance Program that began to vest upon achievement of the First Milestone:

	Restricted	Stock Option
Named Executive Officer	Stock Units	Awards

Thomas B. King President and Chief Executive Officer	48,822	54,535
James V. Cassella, Ph.D. Senior Vice President, Research and Development	24,419	27,277
August J. Moretti Senior Vice President, Chief Financial Officer, General Counsel and Secretary	24,419	27,277
Michael J. Simms Senior Vice President, Operations and Quality	24,419	27,277
Mark K. Oki(1) Vice President, Finance, Controller and Principal Accounting Officer	15,359	—

(1)	Mr. Oki was not a Vice President of the Company in 2009 and therefore received 100% of the equity portion of his bonus in RSUs.

The following chart sets forth the cash payments made to each of the Company’s executive officers under the Performance Program upon the achievement of the First Milestone in December 2009:

Named Executive Officer	Amount

Thomas B. King	$73,050
James V. Cassella, Ph.D.	$42,306
August J. Moretti	$36,537
Michael J. Simms	$42,306
Mark K. Oki	$13,789

The stock option awards associated with the Second Milestone, excluding those awarded to Mr. Oki, were granted on December 28, 2009, with such stock option awards vesting 50% upon the achievement of the Second Milestone and 50% on the first anniversary of the achievement of the Second Milestone. Such stock option awards were granted under and in accordance with the terms and conditions of the Company’s 2005 Plan. All of such stock option awards are 10 year stock options to purchase shares of our common stock, have an exercise price of $2.37 per share (the closing price of our common stock on December 28, 2009, the date of grant) and are intended to be incentive stock options for tax purposes. Mr. Oki’s stock option award was granted on March 25, 2010 and has an exercise price of $2.76. All other terms of Mr. Oki’s stock option award are consistent with the other executive officers’ stock option awards described above.

Our Chief Executive Officer, Senior Vice Presidents and Vice Presidents became entitled to receive the stock options and RSUs associated with the Second Milestone upon the achievement of the First Milestone. Such RSUs were issued to our executive officers on January 3, 2011. The RSUs associated with the Second Milestone vest 100% upon the achievement of the Second Milestone. The following chart sets forth the stock option award and

RSU issuances made to each of the Company’s executive officers under the Performance Program that will begin to vest upon achievement of the Second Milestone:

	Restricted	Stock Option
Named Executive Officer	Stock Units	Awards

Thomas B. King	91,135	99,219
James V. Cassella, Ph.D.	45,582	49,626
August J. Moretti	45,582	49,626
Michael J. Simms	45,582	49,626
Mark K. Oki	29,917	32,571

The Company did not achieve the Second Milestone in 2010 resulting in no cash payments being made under the Performance Program in 2010. The RSUs and stock options associated with the Second Milestone remain outstanding and will vest as described above if and when the Second Milestone is achieved.

Annual Cash and Equity Incentive Bonuses — 2011 Cash Bonus Plan

On February 1, 2011, the Board approved the adoption of the 2011 Bonus Plan for our employees, including our executive officers. The 2011 Bonus Plan was adopted to motivate and retain our employees. Under the terms of the 2011 Bonus Plan, each employee, including each executive officer, has been assigned a target bonus percentage (a “TBP”) of such employee’s current base salary, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Payouts under the 2011 Bonus Plan are contingent upon the achievement of specified corporate objectives. The following table outlines the TBP for each level of employee of the Company:

Annual
Target Bonus
as a
Percentage of
Employment Level	Salary

CEO	60%
Senior Vice Presidents and Vice Presidents	40%
Directors	20%
Managers	15%
Other Employees	10%

The first corporate objective (the “AZ-004 Objective”) includes the acceptance by the FDA of our NDA for the AZ-004 (Staccato loxapine) product candidate, the submission of a Marketing Authorisation Application for AZ-004 with the European Medicines Agency and the entry into a partnering agreement for AZ-004. Upon the completion of all three components of the AZ-004 Objective, 50% of the TBP for each employee will become payable, provided that such employee remains actively employed by us through the date that the AZ-004 Objective is achieved.

The second corporate objective (the “Approval Objective”) is comprised of all of the Company’s 2011 corporate goals, as approved by the Board, and becomes payable upon the FDA’s approval of the NDA for AZ-004. The 2011 corporate goals include the AZ-004 Objective, achievement of certain goals related to the potential commercialization of AZ-004, development of additional product candidates and certain financial objectives. The Board’s determination of the achievement of the corporate goals accounts for 80% achievement of the corporate goals, with the remaining 20% of the bonus potential being subject to the discretion of the Board. The amount payable to each employee upon achievement of the Approval Objective is equal to approximately 50% of the TBP. For most employees, the actual target cash bonus payable upon achievement of the Approval Objective is 75% of the amount that such employee would have received as a cash bonus for the Second Milestone, under the terms of the Performance Program. For employees that are not participants in the Performance Program, the actual target cash bonus payable upon achievement of the Approval Objective is equal to 50% of the TBP.

With the exception of our President and Chief Executive Officer, Thomas B. King, the amounts payable in respect of the Approval Objective will be weighted for each individual, including executive officers, to take into account the achievement of the corporate goals and related department/individual goals, as recorded with our 2011 year-end individual performance evaluations. Mr. King’s bonus will be determined by the Board’s evaluation of the Company’s achievement of the corporate goals, incorporating the above mentioned 80% weighting to corporate goal achievement and a 20% weighting to the Board’s discretion of the bonus potential. To pay a cash bonus for the Approval Objective, we must achieve an overall combined percentage (corporate goal achievement and Board discretion) of at least 70%. To receive a cash bonus for the Approval Objective, each employee must also have a minimum performance rating of 70% and be actively employed by us on the date the Approval Objective is achieved. Employees, including executive officers, may receive more than or less than 100% of their respective TBPs, based upon corporate goal achievement and individual performance.

We expect that the cash bonuses payable for fiscal year 2011, if any, will be calculated in the manner set forth above and will vary depending on the extent to which we achieve the AZ-004 Objective and/or the Approval Objective, our other corporate goals outlined by the Board and the attainment of individual performance ratings. In addition, our management team, the Compensation Committee and the Board retain the discretion to (i) increase, reduce or eliminate the cash bonuses that otherwise might be payable to all employees or any individual based on actual performance as compared to the corporate objectives, and (ii) structure future or additional bonus and/or equity incentives in a manner that they believe will appropriately motivate and reward our employees, including our executive officers.

Long-Term Incentive Compensation

We believe that providing a portion of our total compensation package in stock options and RSUs aligns the incentives of our executive officers with the interests of our stockholders by creating an incentive for our executive officers to maximize stockholder value. The equity compensation program also is designed to encourage our executive officers to remain employed with us.

At present, our long-term compensation program consists solely of the grant of stock options and RSUs subject to vesting conditions. We grant stock awards to our executive officers through the 2005 Plan. The 2005 Plan was established to provide our employees with an opportunity to participate, along with our other stockholders, in our long-term success and was designed to reward our employees for their hard work and commitment to the long-term success and growth of the Company. These stock awards are intended to produce significant value for each employee, including executive officers, if our performance is outstanding. The authority to make equity grants to executive officers rests with the Compensation Committee (subject to ratification by the Board). The Compensation Committee also considers the recommendations of Mr. King in determining stock option and RSU grant recommendations for other executive officers. Mr. King has the authority to make equity grants to employees below the level of Vice President, which are subsequently reviewed and ratified by the Board.

The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because new equity compensation awards that are not subject to performance-based vesting typically vest over a four-year period, the value to recipients of any immediate increase in the price of our stock following a grant will be attenuated.

Under the 2005 Plan, initial grants of stock options are made to eligible new employees, including executive officers, in connection with their commencement of employment. All initial grants have four-year vesting, with the first 25% vesting after one year of service and the remainder of the stock options vesting ratably on a monthly basis thereafter over three additional years. The number of shares subject to an initial grant is determined based on a variety of factors, including market data collected regarding the equity grant ranges for peer companies, Radford surveys of all U.S.-based biotechnology companies and our goal to award grants to new executive officers such that when combined with other compensation, such total compensation is at approximately at the 50th — 75th percentile of total compensation of executive officers of peer companies. As noted above, the Compensation Committee also considers the recommendations of Mr. King in determining stock option grant recommendations for other executive officers.

Since our initial public offering, we have made stock option grants based on the closing market value of our stock as reported on the Nasdaq Global Market on the date of grant. The value of the shares subject to our 2010 stock option grants to executive officers is reflected in the “Summary Compensation” and “2010 Grants of Plan-Based Awards” tables below.

On January 21, 2011 (the “Commencement Date”), we initiated an offer that allowed employees, including our executive officers, the opportunity to exchange outstanding stock options to purchase shares of our common stock that were granted before January 21, 2011 with an exercise price that was equal to or greater than $2.37 per share, except for outstanding stock options that were subject to performance-based vesting conditions and were not fully vested as of the Commencement Date, for replacement stock options to purchase a reduced number of shares of our common stock at a fixed exercise price per share equal to the fair market value of our common stock on the date the replacement stock options were granted (the “Exchange Offer”). We initiated the Exchange Offer in order to enhance long-term stockholder value and maintain competitive employee compensation and incentive programs by repricing options that were substantially underwater and were no longer effective as performance and retention incentives. The replacement stock options were granted on February 22, 2011, the first business day after the expiration date of the Exchange Offer, with a fixed exercise price per share of $1.23, the fair market value of our common stock on the date the replacement stock option was granted. The replacement stock options were granted pursuant to our 2005 Plan.

The exchange ratios of shares subject to cancelled eligible stock option grants to shares subject to replacement stock options issued ranged from 1.5-to-1 to 4-to-1. In general, the exchange ratios selected for the offer were intended to result in the issuance of replacement stock options that, in the aggregate, had a fair value estimated to be less than or equal to the fair value of the eligible stock option grants surrendered in the exchange as calculated using the Black-Scholes-Merton option-pricing model.

The term of each replacement stock option is five years. No matter the vesting of the exchanged stock options, the replacement stock options are fully unvested. The replacement stock options vest 33% on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter. If the continuous service (as defined in the 2005 Plan) of the holder of one or more replacement stock options terminates within three months prior to, or 12 months following, the effective date of a change in control due to (i) an involuntary termination (excluding death or disability) without cause, or (ii) a voluntary termination for good reason, the vesting and exercisability of such replacement stock options will be accelerated in full.

Severance and Change of Control Benefits

Each of our executive officers has entered into an agreement which provides for severance benefits and for the acceleration of then unvested stock options and RSUs in the event of termination in connection with a change of control. Pursuant to the terms of the agreements, if the executive officer’s employment is terminated without cause or terminated by the executive officer for good reason within three months before or 12 months following a change of control, and the executive officer agrees to sign a general release of claims in favor of the Company, then the executive officer is entitled to the following benefits:

•	acceleration of vesting of all of the executive officer’s outstanding unvested stock options to purchase common stock and unvested RSUs;

•	payment in a lump sum of the executive officer’s annual base salary plus the greater of the bonus paid for the latest completed fiscal year or the target bonus for the year in which the notification of the executive officer’s termination of employment occurs; and

•	payment in a lump sum of an amount equal to the amount of the executive officer’s out of pocket costs to continue group health insurance benefits under COBRA for 18 months.

If and to the extent that any payments in the context of a change of control are made to our executive officers who are party to these change of control agreements and the payments are equal to or exceed three times the average of that executive officer’s annual W-2 compensation for the five years preceding the change of control, the payments or benefits exceeding the five-year average will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and the non deductibility provisions imposed by Section 280G of the Internal Revenue Code. In such circumstances, we will make a gross-up payment to the executive officer to compensate the executive officer for all taxes imposed under Section 4999 and any related income taxes imposed under the Internal Revenue Code and state and local authorities for the gross-up payment, and we will not be permitted to deduct from our taxes the amount in excess of the five-year average of the compensation paid to the executive officer. For purposes of the change of control agreements, a change of control includes a sale of substantially all of our assets; a merger or consolidation in which we are not the surviving corporation if immediately thereafter our stockholders immediately prior thereto do not beneficially own more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of its parent, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; a reverse merger in which we are the surviving corporation but our outstanding shares of common stock immediately preceding the merger are converted by virtue of the merger into other property if immediately after the merger our stockholders immediately prior thereto do not own more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of its parent, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or any transaction or series of related transactions in which our stockholders own less than 50% of voting power in the surviving corporation, other than transactions in which our primary purpose for selling stock is to raise capital for our operations and activities.

In our industry, there is a high level of merger and acquisition activity, and the executive officers of companies engaged in merger and acquisition activity are often terminated or have their responsibilities reduced upon the change of control. We provide these benefits to ensure that, in the event of a change of control, our executive officers will not have any personal incentive to resist a change of control that is approved by our Board and stockholders and will be incentivized to remain with us through, and to facilitate, the closing of any such transaction. We believe this benefit is comparable to such severance benefits provided by companies in our industry and is appropriate and necessary to retain the individuals with the skills we believe are necessary for us to achieve our goals.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, employee stock purchase plan and our 401(k) plan, in each case on the same basis as our other employees.

Perquisites

James V. Cassella, Ph.D., our Senior Vice President, Research and Development was residing outside the San Francisco Bay Area (the “Bay Area”) at the time of his recruitment by the Company in 2004. In connection with Dr. Casella’s move, we provided him with a monthly housing supplement. Such supplement is more fully described in the section entitled “Indebtedness of Management and Related Agreements.” This amount is reflected in the Summary Compensation Table. The value for this perquisite to Dr. Cassella was $38,982 during 2010. Dr. Cassella ceased receiving the housing supplement beginning on January 1, 2011. We do not consider such arrangements to be a standard component of executive officer compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive officer compensation program continue to evolve in parallel with the evolution of our business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes. For example, in 2009 in light of the Company’s current cash needs and the difficult financial markets, we adopted the Performance Program to allow the Company to conserve cash resources by utilizing equity compensation as a major component of the program. For 2011, we adopted the 2011 Bonus Plan, under which awards will only become payable upon the achievement of goals that improve our cash position. Unlike the Performance Program, the 2011 Bonus Plan also includes cash to balance shorter-term incentives with the Performance Program, which is more heavily weighted toward equity. In 2011, our Compensation Committee will work with Radford to conduct a comprehensive review of our current compensation philosophy and past practices, benchmark us against our peers, and propose a going-forward, broad-based compensation and benefit strategy and executional tactics.

Accounting and Tax Considerations

We are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” Stock option awards under the 2005 Plan, to the extent our Board or the committee of our Board granting such stock awards is composed solely of “outside directors,” are performance-based compensation within the meaning of Section 162(m) and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of our company and our stockholders.

Summary

Through the compensation arrangements described above, a significant portion of our executive officer compensation program is contingent upon individual and company-wide performance, and realization of benefits by our executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay-for-performance, recognizing that the competitive market for talented executive officers and the volatility of our business may result in highly variable compensation during any given annual period.

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2010, 2009 and 2008, respectively, the compensation awarded to or paid, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for the year ended 2010. We refer to these persons as our “Named Executive Officers.”

				Stock	Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation		Total
Named Executive Officer and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)		($)

Thomas B. King	2010	466,970	—	—	—	—		466,970
President, Chief Executive Officer	2009	455,000	102,256	348,291	73,050	—		978,867
and Director	2008	455,000	—	424,843	87,142	24,806	(3)	991,791
James V. Cassella, Ph.D.	2010	328,932	—	—	—	38,982	(3)	367,914
Senior Vice President	2009	320,500	51,280	180,930	42,306	57,216	(3)	652,232
Research and Development	2008	320,500	—	159,714	48,944	75,717	(3)	604,875
August J. Moretti	2010	328,932	—	—	—	—		328,932
Senior Vice President, Chief Financial	2009	320,500	51,280	178,496	36,537	—		586,813
Officer, General Counsel and Secretary	2008	320,500	—	159,714	47,006	—		527,220
Michael J. Simms(4)	2010	322,706	—	—	—	—		322,706
Senior Vice President,	2009	320,500	51,280	168,613	42,306	—		582,699
Operations and Quality	2008	266,538	—	196,945	39,130	50,000	(5)	552,613
Mark K. Oki(6)	2010	223,854	82,571	126,406	—	—		432,832
Vice President, Finance, Controller, and
Principal Accounting Officer

(1)	Represents aggregate grant date fair value. For awards subject to performance conditions, the amount in the table represents the maximum value assuming the AZ-004 NDA is approved, consistent with our accounting estimates of compensation cost under FASB ASC Topic 718. There are no assurances that our AZ-004 NDA will be approved.

(2)	Represents cash bonuses earned under the Performance Program and 2008 Performance Bonus Program in the year set forth in table and paid in the following year. See “Compensation Discussion and Analysis — Cash and

Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program” for a description of the terms of the Performance Program.

(3)	Represents monthly housing supplement payments provided to the respective Named Executive Officer. See “Item 13. Certain Relationships and Related Transactions and Director Independence” for further discussion.

(4)	Mr. Simms joined the Company on February 25, 2008.

(5)	Represents a sign-on bonus paid to Mr. Simms upon the start of his employment with the Company.

(6)	Mr. Oki was appointed Principal Accounting Officer on May 18, 2010.

2010 Grants of Plan-Based Awards Table

The following table sets forth information with respect to our stock options and RSUs granted during the fiscal year ended December 31, 2010 to each of the Named Executive Officers. Stock options were incentive and nonqualified stock options granted under our 2005 Plan. All stock options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. The stock option and RSU vesting will accelerate in full in certain circumstances after a change of control.

						All Other		Grant
						Stock		Date
						Option		Fair
		Estimated Future				Awards:	Exercise	Value of
		Payouts Under				Number of	or Base	Stock and
		Equity Incentive				Securities	Price of	Stock
		Plan Awards(1)				Underlying	Option	Option
	Grant	Target		Maximum		Options	Awards	Awards
Named Executive Officer	Date	(#)		(#)		(#)	($/Share)	($)

Thomas B. King		—	(5)	—	(5)	—	—	—
James Cassella, Ph.D.		—	(6)	—	(6)	—	—	—
August J. Moretti		—	(6)	—	(6)	—	—	—
Michael J. Simms		—	(6)	—	(6)	—	—	—
Mark K. Oki	1/26/2010	—		—		40,000	2.38	65,300 (2)
	3/25/2010	32,571	(7)	32,571	(7)	—	2.76	61,106 (3)
	3/25/2010	29,917	(8)	29,917	(8)	—	—	82,571 (4)

(1)	These columns sets forth the target and maximum amounts of each Named Executive Officer’s annual cash and equity incentive bonus awards for grants made during the year ended December 31, 2010 under the Performance Program. There are no minimum threshold amounts. Bonuses are paid out in a combination of 30% cash, 40% RSUs and 30% in stock options to purchase Alexza common stock. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program” for a description of the terms of the Performance Program and the actual awards earned by the Named Executive Officers for the year ended December 31, 2010.

(2)	Represents the grant date fair value of stock options granted to Mr. Oki upon his promotion to Vice President, Finance.

(3)	Represents the grant date fair value of stock options granted under the Performance Program. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program” for a description of the terms of the Performance Program and the actual awards earned by Mr. Oki for the year ended December 31, 2010. For awards subject to performance conditions, the amount in the table represents the maximum value assuming the AZ-004 NDA is approved, consistent with our accounting estimates of compensation cost under FASB ASC Topic 718. There are no assurances that our AZ-004 NDA will be approved.

(4)	Represents the grant date fair value of RSUs granted under the Performance Program. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program” for a description of the terms of the Performance Program and the actual awards earned by Mr. Oki for the year ended December 31, 2010.

(5)	In December 2009, Mr. King became entitled to receive 91,135 RSUs. These RSUs were granted on January 3, 2011.

(6)	In December 2009, Dr. Cassella, and Messrs. Moretti and Simms became entitled to each receive 45,582 RSUs. These RSUs were granted on January 3, 2011.

(7)	Consists of a stock option to purchase 32,571 shares of Alexza common stock at an exercise price of $2.76.

(8)	Consists of 29,917 RSUs.

2010 Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised stock options previously awarded to our Named Executive Officers through the fiscal year ended December 31, 2010. The number of securities underlying unexercised stock options at December 31, 2010 includes stock options granted under our stockholder approved equity incentive plans.

In accordance with the Performance Program, in December 2009, Mr. King became entitled to receive 91,135 RSUs and Dr. Cassella and Messrs. Moretti and Simms became entitled to each receive 45,582 RSUs. All of such RSUs vest completely upon the achievement of the Second Milestone. These RSUs were granted on January 3, 2011.

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
			Equity						Incentive	Plan
			Incentive						Plan	Awards:
			Plan Awards:						Awards:	Market or
			Number of					Market	Number	Payout Value
	Number of	Number of	Securities				Number of	Value of	of Unearned	of Unearned
	Securities	Securities	Underlying				Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Unexercised				Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unearned	Stock Option			Stock That	Stock That	Rights That	Rights That
	Stock Options	Stock Options	Stock	Exercise		Stock Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price		Expiration	Vested	Vested	Vested	Vested
Named Executive Officer	(#)	(#)	(#)	($)		Date	(#)	($)	(#)	($)

Thomas B. King	272,728	—	—	8.00	(1)(6)	7/30/2013	—	—	—	—
	154,696	—	—	1.10	(1)	12/15/2014	—	—	—	—
	27,122	—	—	8.00	(1)(6)	12/15/2014	—	—	—	—
	81,000	—	—	7.20	(1)(6)	8/29/2016	—	—	—	—
	7,378	—	—	7.50	(2)(6)	1/4/2018	—	—	—	—
	92,280	62,720	—	4.35	(1)(6)	7/9/2018	—	—	—	—
	57,877	—	—	2.81	(2)(6)	1/22/2019	—	—	—	—
	54,535	—	—	2.10	(3)	2/24/2019	—	—	—	—
	—	—	99,219	2.37	(3)	12/28/2019	—	—	—	—

James V. Cassella, Ph.D.	109,090	—	—	8.00	(1)(7)	7/8/2014	—	—	—	—
	27,119	—	—	1.38	(1)	9/1/2015	—	—	—	—
	3,185	—	—	6.88	(1)(7)	12/7/2015	—	—	—	—
	16,517	—	—	8.00	(1)(7)	9/1/2015	—	—	—	—
	39,000	—	—	7.20	(1)(7)	8/29/2016	—	—	—	—
	2,856	—	—	11.70	(2)(7)	1/04/2017	—	—	—	—
	38,437	6,563	—	8.89	(1)(7)	7/24/2017	—	—	—	—
	4,696	—	—	7.50	(2)(7)	1/4/2018	—	—	—	—
	33,229	21,771	—	4.35	(1)(7)	7/9/2018	—	—	—	—
	32,508	—	—	2.81	(2)(7)	1/22/2019	—	—	—	—
	27,276	—	—	2.10	(3)	2/24/2019	—	—	—	—
	—	—	49,626	2.37	(3)	12/28/2019	—	—	—	—

August J. Moretti	17,728	—	—	1.10	(1)	10/28/2014	—	—	—	—
	82,727	—	—	1.38	(1)	4/14/2015	—	—	—	—
	18,181	—	—	6.88	(1)(8)	12/7/2015	—	—	—	—
	39,000	—	—	7.20	(1)(8)	8/29/2016	—	—	—	—
	2,856	—	—	11.70	(2)(8)	1/04/2017	—	—	—	—
	38,437	6,563	—	8.89	(1)(8)	7/24/2017	—	—	—	—
	4,696	—	—	7.50	(2)(8)	1/4/2018	—	—	—	—
	33,229	21,771	—	4.35	(1)(8)	7/9/2018	—	—	—	—
	31,220	—	—	2.81	(2)(8)	1/22/2019	—	—	—	—
	27,277	—	—	2.10	(3)	2/24/2019	—	—	—	—
	—	—	49,626	2.37	(3)	12/28/2019	—	—	—	—

Michael J. Simms	123,958	51,042	—	6.24	(1)(9)	2/25/2018	—	—	—	—
	25,989	—	—	2.81	(2)(9)	1/22/2019	—	—	—	—
	27,277	—	—	2.10	(3)	2/24/2019	—	—	—	—
	—	—	49,626	2.37	(3)	12/28/2019	—	—	—	—

Mark K. Oki	20,000	—	—	8.92	(1)(10)	4/24/2016	—	—	—	—
	636	—	—	11.70	(2)(10)	1/4/2017	—	—	—	—
	1,434	—	—	7.50	(2)(10)	1/4/2018	—	—	—	—
	4,531	2,969	—	4.35	(1)(10)	7/9/2018	—	—	—	—
	7,323	—	—	2.81	(2)(10)	1/22/2019	—	—	—	—
	2,656	4,844	—	1.73	(1)	6/12/2019	—	—	—	—
	—	40,000	—	2.38	(1)(10)	1/26/2020	—	—	—	—
	—	—	32,571	2.76	(3)	3/25/2020	—	—	—	—
	—	—	—	—		—	834 (4)	1,043	—	—
	—	—	—	—		—	—	—	29,917 (5)	37,396

(1)	Stock option award vests 25% upon the first anniversary of the stock option’s grant date and the remaining 75% in equal monthly installments over the next 36 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(2)	Stock option award vests 50% on the date of grant and 50% on the one year anniversary of the grant date, subject to the grantee’s continued employment with Alexza through such vesting dates.

(3)	Stock option award vests 50% upon attaining certain performance goals and 50% on the one year anniversary of attaining the performance goal, subject to the grantee’s continued employment with Alexza through such vesting dates.

(4)	RSUs vest 25% upon each anniversary of the award’s grant date, subject to the grantee’s continued employment with Alexza through such vesting date.

(5)	RSUs vest upon the achievement of the Second Milestone, in accordance with the Performance Program.

(6)	On February 22, 2011, stock option awards to purchase 601,105 shares of our common stock at an average price of $6.45 per share were exchanged for stock option awards to purchase an aggregate 213,143 shares of the company’s common stock at a price of $1.23 per share. The term of each replacement stock option is five years. The replacement stock options are fully unvested and become 33% vested on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter.

(7)	On February 22, 2011, stock option awards to purchase 307,852 shares of our common stock at an average price of $6.84 per share were exchanged for stock option awards to purchase an aggregate 104,258 shares of our common stock at a price of $1.23 per share. The term of each replacement stock option is five years. The replacement stock options are fully unvested and become 33% vested on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter.

(8)	On February 22, 2011, stock option awards to purchase 195,953 shares of our common stock at an average price of $6.13 per share were exchanged for stock option awards to purchase an aggregate 75,746 shares of our common stock at a price of $1.23 per share. The term of each replacement stock option is five years. The replacement stock options are fully unvested and become 33% vested on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter.

(9)	On February 22, 2011, stock option awards to purchase 200,989 shares of our common stock at an average price of $5.80 per share were exchanged for stock option awards to purchase an aggregate 61,076 shares of our common stock at a price of $1.23 per share. The term of each replacement stock option is five years. The replacement stock options are fully unvested and become 33% vested on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter.

(10)	On February 22, 2011, stock option awards to purchase 76,893 shares of our common stock at an average price of $4.49 per share were exchanged for stock option awards to purchase an aggregate 40,817 shares of our common stock at a price of $1.23 per share. The term of each replacement stock option is five years. The replacement stock options are fully unvested and become 33% vested on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter.

Stock Option Exercises and Stock Vested

The following table includes certain information with respect to the stock options exercised by our Named Executive Officers during the fiscal year ended December 31, 2010.

Stock Option Awards
	Number of Shares	Value Realized on
Named Executive Officer	Acquired on Exercise	Exercise ($)

Thomas B. King	—	—
James V. Cassella, Ph.D.	—	—
August J. Moretti	10,000	21,200
Michael J. Simms	—	—
Mark K. Oki	—	—

The following table includes certain information with respect to the RSUs released to our Named Executive Officers during the fiscal year ended December 31, 2010.

Restricted Stock Units
	Number of Shares	Gross Value Realized
Named Executive Officer	Acquired on Vesting	on Vesting ($)

Thomas B. King	—	—
James V. Cassella, Ph.D.	—	—
August J. Moretti	—	—
Michael J. Simms	—	—
Mark K. Oki	417	1,188

2010 Director Compensation Table

Through 2008, non-employee directors were entitled to a retainer of $30,000 per year (the “Retainer Fee”). Each non-employee director was also entitled to a meeting fee of $2,500 for each regularly scheduled Board meeting attended in person ($500 for meetings attended by video or telephone conference) and $1,000 for each committee meeting attended in person ($500 for meetings attended by video or telephone conference) (the “Participation Fees”). In addition, the lead director and the Chair of the Audit and Ethics Committee were entitled to an additional retainer of $5,000 per year and the Chair of the Compensation Committee and the Corporate Governance and Nominating Committee were entitled to receive an additional retainer of $2,500 per year (the “Chair Fees” and collectively with the Retainer Fee and Participation Fees, the “Director Fees”).

Beginning in 2009, non-employee directors were granted RSUs under the 2005 Plan in lieu of the estimated Director Fees. The RSUs for the 2010 Director Fees were granted on January 26, 2010. The number of RSUs granted to each non-employee director was determined by taking the sum of the Retainer Fee, Chair Fees and estimated 2010 Participation Fees divided by $2.38, the closing price of a share of our common stock on January 26, 2010, the date the Board granted such RSUs. The RSUs vested on January 26, 2011. On July 21, 2010, upon his joining the Board, Mr. Turner received RSUs in lieu of his 2010 Director Fees. The number of RSUs was determined by taking a prorated portion of the sum of the Retainer Fee, Chair Fees and estimated 2010 Participation Fees divided by $2.80, the closing price of a share of our common stock on July 21, 2010. No additional amounts are currently payable for committee participation or special assignments.

Beginning in 2011, the Retainer Fee was increased to $40,000 per year. The annual retainers for the lead director and the Chair of the Audit and Ethics Committee were increased to $18,000 per year, the annual retainer for the Chair of the Compensation Committee was increased to $10,000 per year, and the annual retainer for the Chair of the Nominating and Corporate Governance Committee was increased to $5,000. All Participation Fees were eliminated in 2011.

Into 2010, non-employee directors also received nondiscretionary, automatic grants of stock options to purchase 25,000 shares of our common stock upon joining the Board (the “Initial Grant”) and nondiscretionary, automatic grants of stock options to purchase 6,250 shares of our common stock each year (the “Annual Grant”) pursuant to our 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Effective September 23, 2010, the size of the Initial Grant was increased to 30,000 shares of our common stock and the Annual Grant was changed to represent a fair market value of $40,000, as determined by the then-current Black-Scholes value, with possible reductions in grant size due to stock option pool size limitations.

Both the Initial Grants and the Annual Grants vest ratably over four years on a monthly basis, provided the director continues as a member of our Board. Upon a change of control, each stock option granted to a non-employee director will vest in full immediately and automatically.

The following table provides compensation information for the one-year period ended December 31, 2010 for each member of our Board:

		Stock
	Restricted Stock	Option
	Unit Awards	Awards	Total
Name	($)(2)	($)(2)	($)

Thomas B. King(1)	—	—	—
Hal V. Barron, M.D., F.A.C.C.	45,001	14,770	59,771
Andrew L. Busser	45,001	14,770	59,771
Samuel D. Colella	47,500	14,770	62,270
Alan D. Frazier	49,999	14,770	63,769
Deepika R. Pakianathan, Ph.D.	45,001	14,770	59,771
J. Leighton Read, M.D.	45,001	14,770	59,771
Gordon Ringold, Ph.D.	45,001	14,770	59,771
Isaac Stein	52,500	14,770	67,270
Joseph L. Turner	29,411	46,368	75,779

(1)	See Summary Compensation Table for disclosure related to Mr. King, who is also one of our Named Executive Officers.

(2)	Amounts represent the full grant date fair value of the RSUs and stock options granted to each Board member.

Mr. Turner was not eligible for the Annual Grant in 2010 as Mr. Turner joined the Board in July 2010, at which time he received an Initial Grant to purchase 25,000 shares of our common stock.

The following table includes certain information with respect to the value of all unexercised stock options previously awarded to our non employee directors through the fiscal year ended December 31, 2010. The securities underlying unexercised stock options and unvested RSUs at December 31, 2010 were granted under our stockholder approved equity incentive plans.

		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unvested
	Unexercised	Restricted Stock
Name	Stock Options	Unit Awards

Thomas B. King(1)	—	—
Hal V. Barron, M.D., F.A.C.C.	37,500	18,908
Andrew L. Busser	31,250	18,908
Samuel D. Colella	50,000	19,958
Alan D. Frazier	50,000	21,008
Deepika R. Pakianathan, Ph.D.	50,000	18,908
J. Leighton Read, M.D.	50,000	18,908
Gordon Ringold, Ph.D.	50,000	18,908
Isaac Stein	50,000	22,059
Joseph L. Turner	25,000	10,504

(1)	See 2010 Outstanding Equity Awards Value at Fiscal Year-End Table for disclosure related to Mr. King, who is also one of our Named Executive Officers.

2010 Potential Payments Upon Termination or Change of Control

The amount of compensation and benefits payable to each of our Named Executive Officers, as described under the section entitled “Severance and Change of Control Benefits,” above, in various termination situations has been estimated in the tables below. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of our Named Executive Officer’s employment with us. The following table outlines the amount payable assuming a termination date of December 31, 2010.

	Change of Control			No Change of Control
		Equity	HealthCare		Equity	Health Care
	Salary	Acceleration	Benefits	Salary	Acceleration	Benefits
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)

Thomas B. King	471,380	16	30,226	—	—	—
James V. Cassella, Ph.D.	411,727	8	30,226	—	—	—
August J. Moretti	411,727	8	22,756	—	—	—
Michael J. Simms	411,727	8	30,525	—	—	—
Mark K. Oki	283,745	38,465	30,226	—	—	—

(1)	Includes one year salary plus the cash portion of the 2010 target bonus.

(2)	Value of the Named Executive Officer’s unvested stock options, as computed using the Black-Scholes valuation model, assuming all stock options were fully vested as of December 31, 2010.

(3)	Includes a lump sum payment for 18 months of continued healthcare coverage.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2010 contained in this proxy statement. Based on the review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010.

This report is submitted by the Compensation Committee.

COMPENSATION COMMITTEE

Samuel D. Colella (Chair)
Hal V. Barron, M.D., F.A.C.C.
Deepika R. Pakianathan, Ph.D.
Gordon Ringold, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Indebtedness of Management and Related Agreements

In connection with the employment of James V. Cassella, Ph.D., our Senior Vice President, Research and Development, we agreed to pay Dr. Cassella a monthly housing supplement, net of taxes, during his employment with us of $4,000 for the first year after his move to the Bay Area, $3,000 for the second year, $2,000 for the third year and $1,000 for the fourth year. Dr. Cassella began to receive his monthly housing supplement in January 2005. In December 2007, we revised Dr. Cassella’s monthly housing supplement payment, net of taxes, to $4,000 for the first year of the amended term beginning January 1, 2008, $3,000 for the second year, and $2,000 for the third year. The amount of all such payments due to Dr. Cassella on or after January 1, 2010 was $38,982, which included income taxes paid on his behalf by Alexza.

In December 2006, we entered into a transaction involving a series of related agreements providing for the financing of additional clinical and nonclinical development of certain product candidates. Pursuant to the agreements, Symphony Capital LLC and other investors (“the Allegro Investors”), invested $50 million to

2 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

form Symphony Allegro, Inc. (“Symphony Allegro”), to fund additional clinical and nonclinical development. In August 2009, we completed the acquisition of Symphony Allegro through the exercise of an option to acquire all of the outstanding equity of Symphony Allegro, as amended in June 2009. In exchange for all of the outstanding shares of Symphony Allegro, we: (i) issued to the Allegro Investors 10 million shares of common stock; (ii) issued to the Allegro Investors five-year warrants to purchase 5 million shares of common stock at an exercise price of $2.26 per share and canceled the previously outstanding warrants to purchase 2 million shares of common stock held by the Allegro Investors; and (iii) agreed to pay certain percentages of cash payments that may be generated from future partnering transactions for AZ-004, AZ-104 and/or AZ-002, the product candidates that were licensed to Symphony Allegro. Andrew Busser, who became a member of our Board on September 23, 2009, is a partner and managing member of Symphony Capital, LLC. The approximate value of the acquisition, as computed in accordance with U.S. generally accepted accounting principles, was $52,940,000 and the approximate value of Mr. Busser’s interest in the transaction was $90,506. In February 2010, we paid to Symphony Allegro Holdings LLC (“Holdings”) $7.5 million of the total proceeds that were received from Biovail Laboratories International SRL (“Biovail”) pursuant to certain license and supply agreements. The approximate value of Mr. Busser’s interest in such transaction was $12,822. On October 18, 2010, Biovail notified us of its intention to terminate such agreements. However, Holdings will be entitled to receive a portion of future payments we may receive pursuant to future partnering transactions for AZ-004, AZ-104 and/or AZ-002.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings that he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws.

Policies and Procedures for Review of Related Party Transactions

In 2007, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $25,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit and Ethics Committee (or, where Audit and Ethics Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers and directors. In considering related-person transactions, the Audit and Ethics Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit and Ethics Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit and Ethics Committee determines in the good faith exercise of its discretion.

COMPARISON OF 58 MONTH TOTAL RETURN(3)

The following graph compares the cumulative 58-month total return provided stockholders on Alexza Pharmaceuticals, Inc.’s common stock relative to the cumulative total returns of the NASDAQ Composite index and the NASDAQ Biotechnology index. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock on March 8, 2006 and in each of the indexes on February 28, 2006 and its relative performance is tracked through December 31, 2010.

COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
Among Alexza Pharmaceuticals, Inc., The NASDAQ Composite Index
And The NASDAQ Biotechnology Index

*$100 invested on 3/8/06 in stock or 2/28/06 in index, including reinvestment of dividends.
Fiscal year ending December 31.

	3/06	3/06	4/06	5/06	6/06	7/06	8/06	9/06	10/06	11/06	12/06	1/07
Alexza Pharmaceuticals, Inc.	100.00	114.57	105.76	95.89	86.13	86.02	82.26	94.48	95.53	98.24	133.84	113.40
NASDAQ Composite	100.00	103.06	102.55	96.46	96.33	93.16	97.27	100.68	105.79	108.88	108.57	110.98
NASDAQ Biotechnology	100.00	98.71	93.10	89.42	88.02	90.35	90.59	92.70	98.13	96.98	94.80	98.05

	2/07	3/07	4/07	5/07	6/07	7/07	8/07	9/07	10/07	11/07	12/07
Alexza Pharmaceuticals, Inc.	117.74	151.12	126.79	113.75	97.18	103.17	96.47	101.76	95.65	102.94	95.06
NASDAQ Composite	108.96	109.14	113.77	117.24	117.80	115.15	117.48	123.28	130.68	121.28	121.13
NASDAQ Biotechnology	95.04	92.46	100.59	99.12	96.72	95.82	97.12	103.07	107.49	104.33	98.01

	1/08	2/08	3/08	4/08	5/08	6/08	7/08	8/08	9/08	10/08	11/08
Alexza Pharmaceuticals, Inc.	74.03	74.27	80.85	77.91	60.16	46.30	69.10	62.40	58.05	33.49	21.15
NASDAQ Composite	108.95	103.59	103.67	110.07	115.10	104.83	104.88	106.33	93.40	77.32	69.39
NASDAQ Biotechnology	96.15	95.00	95.13	95.92	98.00	96.46	109.52	106.64	100.12	91.49	85.30

	12/08	1/09	2/09	3/09	4/09	5/09	6/09	7/09	8/09	9/09	10/09
Alexza Pharmaceuticals, Inc.	37.25	33.96	18.80	25.97	19.51	24.56	27.85	31.02	31.14	26.44	25.15
NASDAQ Composite	71.68	67.32	63.14	69.60	77.76	80.79	83.67	90.32	92.02	96.91	93.91
NASDAQ Biotechnology	91.59	90.31	81.82	84.87	83.44	86.00	91.28	99.06	97.75	100.46	91.98

	11/09	12/09	1/10	2/10	3/10	4/10	5/10	6/10	7/10	8/10	9/10
Alexza Pharmaceuticals, Inc.	25.85	28.2	30.55	30.67	31.55	39.25	39.01	31.96	32.55	33.14	37.25
NASDAQ Composite	98.62	104.08	98.50	102.77	109.98	112.46	103.11	96.91	103.59	97.58	109.3
NASDAQ Biotechnology	98.10	101.24	103.81	106.04	110.27	107.87	97.09	93.92	97.86	95.55	103.89

	10/10	11/10	12/10
Alexza Pharmaceuticals, Inc.	12.22	10.62	14.69
NASDAQ Composite	115.63	115.14	122.36
NASDAQ Biotechnology	107.64	103.99	109.14

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2012 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 is February 18, 2012. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals not to be included in next year’s proxy materials and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 90 days and no more than 120 days before the first anniversary of the 2011 Annual Meeting of Stockholders. The Company’s Bylaws may be obtained by writing to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other proxy materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or a copy of other proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Alexza stockholders will be “householding” our proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability or other proxy materials, as applicable, please notify your broker or the Company. We will promptly deliver a separate copy of the Notice of Internet Availability or other proxy materials, as applicable, at no charge to any stockholder who sends a written request to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043 or calls the Corporate Secretary at (650) 944-7000, and requests a separate copy. Stockholders who currently receive multiple copies of the Notice of Internet Availability or other proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the annual meeting, and, so far as is known to the Board, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

August J. Moretti
Senior Vice President, Chief Financial Officer,
General Counsel, and Secretary

June [  ], 2011

The Company’s 2010 Annual Report on Form 10-K and Form 10-K/A is available without charge upon request. Any such request should be addressed to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043. The request must include a representation by the stockholder that as of June 15, 2011, the stockholder was entitled to vote at the annual meeting.

Annex A

Certificate of Amendment
of
Restated Certificate of Incorporation
of
Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals, Inc.,  a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

First:  The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

Second:  The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on December 19, 2000 under the name “FaxMed, Inc.”

Third:  The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Restated Certificate of Incorporation as follows:

1. Article IV, Section A of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $0.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.0001.”

Fourth:  Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

In Witness Whereof, Alexza Pharmaceuticals, Inc.  has caused this Certificate of Amendment to be signed by its duly authorized officer this           day of August, 2011.

Alexza Pharmaceuticals, Inc.

By:
Thomas B. King
President and Chief Executive Officer

A-1

Annex B

Alexza Pharmaceuticals, Inc.
2005 Equity Incentive Plan, as amended

1.	General.

(a) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards.  The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.

(c) Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 10(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Alexza Pharmaceuticals, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service;

provided, however, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of a majority of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(v) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(z) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(f).

(cc) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ee) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders’ equity; and (xxxi) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(hh) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ii) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.

(jj) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(kk) “Plan” means this Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan.

(ll) “Prior Plans” means the Company’s 2001 Equity Incentive Plan and 2002 Equity Incentive Plan in effect immediately prior to the effective date of the Plan as set forth in Section 13.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(pp) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, Performance Stock Award, or any Other Stock Award.

(rr) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(tt) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(vv) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(xx) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a

Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan; (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (a) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (b) a Stock Purchase Award, (c) a Stock Bonus Award, (d) a Stock Appreciation Right, (e) a Stock Unit Award, (f) an Other Stock Award, (g) cash, and/or (h) other valuable consideration (as determined by the Board, in its sole discretion); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To amend the Plan or a Stock Award as provided in Section 11.

(vii) To terminate or suspend the Plan as provided in Section 12.

(viii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or appropriate to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(ix) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer.  The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(s)(ii) above.

(e) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, fifteen million seven hundred forty-seven eight hundred and forty-seven (15,747,847) shares of Common Stock, which number includes any shares of Common Stock that (i) are issuable pursuant to stock awards outstanding under the Company’s Prior Plans as of the effective date of the Plan (as set forth in Section 13), and (ii) but for the amendment and restatement of the Prior Plans as of the effective date of this Plan, would otherwise have reverted to the share reserves of the Prior Plans. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2012 and ending on (and including) January 1, 2015, in an amount equal to the lesser of (i) two percent (2.0%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) one million (1,000,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be fifteen million seven hundred forty-seven eight hundred and forty-seven (15,747,847) shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 4(a).

(c) Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market

Value of the Common Stock on the date the Stock Award is granted covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

(d) Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(b) Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; provided, however, that such program is not in violation of the prohibition on the extension of credit to the Company’s executive officers and Directors under Section 402 of the Sarbanes-Oxley Act of 2002, in the opinion of counsel acceptable to the Company;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii) Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h) Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of

Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Early Exercise.  The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Stock Awards other than Options.

(a) Stock Purchase Awards.  Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical; provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.  At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration.  At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (iii) by past or future services rendered to the Company or an Affiliate, or (iv) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting.  Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the

Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v) Transferability.  Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b) Stock Bonus Awards.  Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c) Stock Unit Awards.  Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.  A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d) Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii) Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment.  The appreciation distribution in respect to a Stock Appreciation Right may be paid by the delivery of shares of Common Stock, in cash, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e) Performance Stock Awards.  A Performance Stock Award is any Stock Award that may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Performance Stock Awards shall not exceed the value of five hundred thousand (500,000) shares of Common Stock.

(f) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Miscellaneous.

(a) Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(g) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

10.	Adjustments upon Changes in Common Stock; Corporate Transactions.

(a) Capitalization Adjustments.  If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 13 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 4(a), (iii) the class(es) and number of securities subject to each outstanding stock award under the Prior Plans that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iv) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (v) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(e), and (vi) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i) Stock Awards May Be Assumed.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

(ii) Stock Awards Held by Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iii) Stock Awards Held by Former Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

11.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.  Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b) Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e) Amendment of Stock Awards.  The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

12.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the amended and restated Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.	Effective Date of Plan.

The 2001 Equity Incentive Plan was effective as of July 20, 2001 and the 2002 Equity Incentive Plan was effective as of May 30, 2002, and the Prior Plans shall continue in their amended and restated form as the 2005 Equity Incentive Plan, with such amendment and restatement effective as of the IPO Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) with respect to shares exceeding the number of shares reserved for issuance under the Prior Plans prior to the effective date of such amendment and restatement unless and until the Plan, as amended and restated, has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the amended and restated Plan is adopted by the Board. Stock Awards outstanding prior to the effective date of the amendment and restatement set forth on the first page shall be governed in full by the provisions of the Prior Plan as in effect prior to such amendment and restatement.

14.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

Annex C

ALEXZA PHARMACEUTICALS, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board: December 7, 2005
Approved by the Stockholders: February 13, 2006
Amended by the Board:          , 2011
Approved by the Stockholders:          , 2011

1.	Purpose.

(a) The purpose of this Plan is to provide a means by which Employees of the Company and certain designated Subsidiaries may be given an opportunity to purchase stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.	Definitions.

As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Alexza Pharmaceuticals, Inc., a Delaware corporation.

(g) “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a dissolution or liquidation of the Company;

(ii) a lease, sale, or other disposition of all or substantially all of the assets of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(v) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Subsidiary) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or

(vi) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board, provided that if the election, or nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board.

(i) “Director” means a member of the Board.

(j) “Earnings” of an Employee with respect to any Offering has the meaning defined in such Offering.

(k) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Subsidiary. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Subsidiary.

(m) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the relevant determination date (or if the relevant determination date does not fall on a Trading Day, the Trading Day prior to the relevant determination date), as reported in The Wall Street Journal or such other source as the Board deems reliable.

(p) “Initial Offering” means the first Offering under this Plan.

(q) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(s) “Offering Date” means a date selected by the Board for an Offering to commence.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder

(u) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(v) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(w) “Plan” means this Alexza Pharmaceuticals, Inc. 2005 Employee Stock Purchase Plan.

(x) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(y) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(z) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Subsidiary” means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

(dd) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights shall be granted and the provisions of each offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 14.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

(d) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

4.	Shares Subject to the Plan.

(a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Purchase Rights granted under the Plan (the “Reserved Shares”), shall not exceed in the aggregate one million seven hundred thirty-eight thousand one hundred and ninety-three (1,738,193) shares of Common Stock, which consists of an initial share reserve of five hundred thousand (500,000) shares of Common Stock plus one million two hundred thirty-eight thousand one hundred and ninety-three (1,238,193) shares of Common Stock added to the Plan pursuant to automatic share increases that occurred as of each January 1, beginning with January 1, 2007, and continuing through and including January 1, 2011.3 As of each January 1, beginning with January 1, 2012, and continuing through and including January 1, 2016, the number of Reserved Shares will be increased automatically by the lesser of (i) one percent (1.0%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) seven hundred fifty thousand (750,000) shares. Notwithstanding the foregoing, the Board may designate a smaller number of shares to be added to the share reserve as of a particular January 1. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such Purchase Right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Grant of Rights; Offering.

(a) The Board or the Committee may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and

3 Note: As of June 17, 2011, one million seven hundred thirty-eight thousand one hundred and thirty-four (1,738,134) shares of Common Stock have been issued pursuant to the exercise of Purchase Rights under the Plan and fifty-nine (59) shares of Common Stock remain available for issuance.

conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

(b) If a Participant has more than one (1) Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right if two (2) Purchase Rights have identical exercise prices), will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if two (2) Purchase Rights have identical exercise prices) will be exercised.

6.	Eligibility.

(a) Rights may be granted only to Employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 3(b), to Employees of any Subsidiary of the Company. Except as provided in subparagraph 6(b), an Employee of the Company or any Subsidiary shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or any Subsidiary for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no Employee of the Company or any Subsidiary shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or such Subsidiary is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee of the Company or designated Subsidiary will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or a date which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options (whether vested or unvested) shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other Purchase Rights granted under Employee Stock Purchase Plans of the Company and any Related Corporations do not permit such Employee’s Purchase Rights or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted) for each calendar year in which such Purchase Rights are outstanding at any time.

(e) Officers of the Company and any designated Subsidiary shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding twenty percent (20%) of such Employee’s Earnings during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any Participant as well as a maximum aggregate number of shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The per share purchase price of stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

8.	Participation; Withdrawal; Termination.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings during the Offering (not to exceed any maximum percentage or amount specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Rights in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

(f) Notwithstanding any other provision of this Plan, in connection with the Initial Offering, each Eligible Employee who is employed on the date the Company’s Common Stock is first offered to the public under a registration statement declared effective under the Securities Act automatically shall be enrolled in the Initial Offering, with a Purchase Right for that number of shares of Common Stock purchasable with twenty percent (20%) of the Eligible Employee’s Earnings, subject to any limitations set forth in the Offering. Following the filing of an effective registration statement pursuant to a Form S-8, such Eligible Employee shall be provided a certain period of time, as determined by the Company in its sole discretion, within which to elect to authorize payroll deductions for the purchase of shares during the Initial Offering (which may be for a percentage that is less than twenty percent (20%) of the Eligible Employee’s Earnings). If such Eligible Employee elects not to authorize such payroll deductions, the Eligible Employee instead may purchase shares of Common Stock under the Plan by delivering a single cash payment for the purchase of such shares to the Company prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the Purchase Date under the Initial Offering. If an Eligible Employee neither elects to authorize payroll deductions nor chooses to make a cash payment in accordance with the foregoing sentence, then the Eligible Employee shall not purchase any shares of Common Stock during the Initial Offering. After the end of the Initial Offering, in order to participate in any subsequent Offerings, an Eligible Employee must enroll and authorize payroll deductions prior to the commencement of the Offering; provided, however, that once an Eligible Employee enrolls in an Offering and authorizes payroll deductions (including in connection with the Initial Offering), the Eligible Employee automatically shall be enrolled for all subsequent Offerings until he or she elects to withdraw from an Offering, as provided in paragraph (b) above, or terminates his or her participation in the Plan, as provided in paragraph (c) above.

9.	Exercise.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such Participant’s account for the purchase of shares under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in subparagraph 8(b), or is no longer eligible to be granted Purchase Rights under the Plan, as provided in paragraph 6, in which case such amount shall be distributed to the Participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the Participant after such Purchase Date, without interest.

(b) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including Purchase Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

10.	Covenants of the Company.

(a) During the terms of the Purchase Rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Purchase Rights, provided that the Company shall not be obligated to keep available shares in excess of the limits set forth or described in paragraphs 4 and 7 of the Plan and any corresponding or additional limits set forth in an Offering.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.	Rights as a Stockholder.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to Purchase Rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of Purchase Rights under the Plan are recorded in the books of the Company (or its transfer agent).

13.	Adjustments upon Changes in Stock; Corporate Transactions.

(a) If any change is made in the stock subject to the Plan, or subject to any Purchase Rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) (a “Capitalization Adjustment”), the Plan and outstanding Purchase Rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Purchase Rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within five (5) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

14.	Amendment of the Plan or Offerings.

(a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within the time and to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations. It is expressly contemplated that the Board may amend the Plan or an Offering in any respect the Board deems necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under an Offering into compliance therewith.

(b) The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

(c) Purchase Rights and obligations under any Purchase Rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Purchase Rights granted under an Offering comply with the requirements of Section 423 of the Code.

15.	Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice in the form prescribed by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

16.	Termination or Suspension of the Plan.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 4(a) are issued. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Purchase Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Purchase Rights granted under an Offering comply with the requirements of Section 423 of the Code.

17.	Effective Date of Plan.

The Plan shall become effective on the same day on which the Company’s registration statement under the Securities Act with respect to the initial public offering of shares of the Company’s Common Stock becomes effective (the “Effective Date”), but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan had been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

18.	Miscellaneous Provisions.

(a) All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

(b) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

ALEXZA PHARMACEUTICALS, INC.

INTERNET
http://www.proxyvoting.com/alxa
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

01095	Fulfillment 01096
▼   FOLD AND DETACH HERE   ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “FOR” ITEMS 2 THROUGH 5 AND ITEM 7 AND FOR “THREE YEARS” ON ITEM 6.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS		FOR	WITHHOLD
Nominees:		ALL	FOR ALL	*EXCEPTIONS

01 Thomas B. King	06 J. Leighton Read, M.D.	☐	☐	☐
02 Hal V. Barron, M.D., F.A.C.C.	07 Gordon Ringold, Ph.D.
03 Andrew L. Busser	08 Isaac Stein
04 Samuel D. Colella	09 Joseph L. Turner
05 Deepika R. Pakianathan, Ph.D.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN

2.
To approve an amendment to Alexza’s Restated Certificate of Incorporation to increase the total number of authorized shares from 105,000,000 to 205,000,000 and to increase the total number of authorized shares of common stock from 100,000,000 to 200,000,000.
		☐	☐	☐

3.	To approve an amendment to Alexza’s 2005 Equity Incentive Plan to increase the share reserve by 7,500,000 shares of common stock.	☐	☐	☐

4.
To approve an amendment to Alexza’s 2005 Employee Stock Purchase Plan to, among other things, modify the annual automatic increase in shares reserved for the plan to an amount equal to the least of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31 of the preceding calendar year; (ii) 750,000 shares of common stock and (iii) an amount determined by the Board of Directors.
		☐	☐	☐

5.	To approve, on an advisory basis, the compensation of Alexza’s named executive officers, as disclosed in the proxy statement.	☐	☐	☐

		1 year	2 years	3 years	Abstain
6.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Alexza’s named executive officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN

7.
To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Alexza for its fiscal year ending December 31, 2011.
	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Alexza Pharmaceuticals, Inc. account online.
Access your Alexza Pharmaceuticals, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Alexza Pharmaceuticals, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information
Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report on Form 10-K and 10-K/A are available at: http://www.proxyvoting.com/alxa
▼ FOLD AND DETACH HERE ▼
PROXY
ALEXZA PHARMACEUTICALS, INC.
Annual Meeting of Stockholders — July 28, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Thomas B. King and August J. Moretti, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Alexza Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held Thursday, July 28, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Fulfillment
(Continued and to be marked, dated and signed, on the other side)	01095	01096